                                CREDIT AGREEMENT

                                  by and among

                            LONE STAR STEEL COMPANY

                                      and

                             THE BANKS PARTY HERETO

                                      and

                    PNC BANK, NATIONAL ASSOCIATION, As Agent

                                      and

        BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, N.A.,

                                  As Co-Agent

                          Dated as of October 2, 1997

                               TABLE OF CONTENTS
Section                                                                    Page
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1.   CERTAIN DEFINITIONS                                                     1
     1.1  Certain Definitions                                                1
     1.2  Construction                                                      18
          1.2.1 Number; Inclusion                                           18
          1.2.2 Determination                                               18
          1.2.3 Agent's Discretion and Consent                              19
          1.2.4 Documents Taken as a Whole                                  19
          1.2.5 Headings                                                    19
          1.2.6 Implied References to This Agreement                        19
          1.2.7 Persons                                                     19
          1.2.8 Modifications to Documents                                  19
          1.2.9 From, To and Through                                        19
          1.2.10 Shall; Will                                                20
     1.3  Accounting Principles                                             20

2.   REVOLVING CREDIT AND SWING LOAN FACILITIES                             20

     2.1  Revolving Credit Commitments                                      20
          2.1.1 Revolving Credit Loans                                      20
          2.1.2 Swing Loan Commitment                                       21
          2.1.3 Reduction of Commitment                                     21
     2.2  Nature of Banks' Obligations with Respect to Revolving
            Credit Loans                                                    21
     2.3  Commitment Fees                                                   22
     2.4  Revolving Credit Loan Requests; Swing Loan Requests               22
          2.4.1 Revolving Credit Loan Requests                              22
          2.4.2 Swing Loan Requests                                         23
     2.5  Making Revolving Credit Loans and Swing Loans; Revolving
            Credit Notes and Swing Notes                                    23
          2.5.1 Making Revolving Credit Loans                               23
          2.5.2 Making Swing Loans                                          23
     2.6 Revolving Credit Notes                                             24
     2.7 Swing Loan Note                                                    24
     2.8 Use of Proceeds                                                    24
     2.9 Borrowings to Repay Swing Loans                                    24
     2.10 Letter of Credit Subfacility                                      24
          2.10.1 Issuance of Letters of Credit                              24
          2.10.2 Letter of Credit Fees                                      25
          2.10.3 Disbursements, Reimbursement                               25
          2.10.4 Repayment of Participation Advances                        26
          2.10.5 Documentation                                              27
          2.10.6 Determinations to Honor Drawing Requests                   27
          2.10.7 Nature of Participation and Reimbursement Obligations      27
          2.10.8 Indemnity                                                  29
          2.10.9 Liability for Acts and Omissions                           29
          2.10.10 Comparable Treatment of the Agent Under Overdraft
                    Reimbursement Agreement and Letters of Credit           30

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                               TABLE OF CONTENTS
Section                                                                    Page
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      2.11 Extension by Banks of the Expiration Date                        30

3. COLLATERAL                                                               30

4. INTEREST RATES                                                           31
     4.1  Interest Rate Options                                             31
          4.1.1 Rate Options                                                31
          4.1.2 Rate Quotations                                             31
     4.2  Interest Periods                                                  31
          4.2.1 Ending Date and Business Day                                32
          4.2.2 Amount of Borrowing Tranche                                 32
          4.2.3 Termination Before Expiration Date                          32
          4.2.4 Renewals                                                    32
     4.3  Interest After Default                                            32
          4.3.1 Letter of Credit Fees, Interest Rate                        32
          4.3.2 Other Obligations                                           32
          4.3.3 Acknowledgment                                              33
     4.4 Euro-Rate Unascertainable; Illegality; Increased Costs;
           Deposits Not Available                                           33
          4.4.1 Unascertainable                                             33
          4.4.2 Illegality; Increased Costs; Deposits Not Available         33
          4.4.3 Agent's and Bank's Rights                                   34
     4.5  Selection of Interest Rate Options                                34

5. PAYMENTS                                                                 34
     5.1  Payments                                                          34
     5.2  Pro Rata Treatment of Banks                                       35
     5.3  Interest Payment Dates                                            35
     5.4  Voluntary Prepayments                                             36
          5.4.1 Right to Prepay                                             36
          5.4.2 Replacement of a Bank                                       37
          5.4.3 Change of Lending Office                                    37
     5.5  Additional Compensation in Certain Circumstances                  37
          5.5.1 Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc. 37
          5.5.2 Indemnity                                                   38
     5.6 Settlement Date Procedures                                         39

6. REPRESENTATIONS AND WARRANTIES                                           40
     6.1  Representations and Warranties                                    40
          6.1.1 Organization and Qualification                              40
          6.1.2 Capitalization and Ownership                                40
          6.1.3 Subsidiaries                                                40
          6.1.4 Power and Authority                                         41
          6.1.5 Validity and Binding Effect                                 41
          6.1.6 No Conflict                                                 41
          6.1.7 Litigation                                                  41
          6.1.8 Title to Properties                                         42

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                               TABLE OF CONTENTS
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          6.1.9 Financial Statements                                        42
          6.1.10 Use of Proceeds; Margin Stock; Section 20 Subsidiaries     42
          6.1.11 Full Disclosure                                            43
          6.1.12 Taxes                                                      43
          6.1.13 Consents and Approvals                                     44
          6.1.14 No Event of Default; Compliance with Instruments           44
          6.1.15 Patents, Trademarks, Copyrights, Licenses, Etc.            44
          6.1.16 Security Interests                                         44
          6.1.17 Status of the Pledged Collateral                           45
          6.1.18 Insurance                                                  45
          6.1.19 Compliance with Laws                                       46
          6.1.20 Material Contracts; Burdensome Restrictions                46
          6.1.21 Investment Companies; Regulated Entities                   46
          6.1.22 Plans and Benefit Arrangements                             46
          6.1.23 Employment Matters                                         47
          6.1.24 Environmental Matters                                      48
          6.1.25 Senior Debt Status                                         49
     6.2  Updates to Schedules                                              50

7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT                  51

     7.1  First Loans and Letters of Credit                                 51
          7.1.1 Officer's Certificate                                       51
          7.1.2 Secretary's Certificate                                     51
          7.1.3 Delivery of Loan Documents                                  52
          7.1.4 Opinion of Counsel                                          52
          7.1.5 Legal Details                                               52
          7.1.6 Payment of Fees                                             52
          7.1.7 Consents                                                    52
          7.1.8 Officer's Certificate Regarding MACs                        53
          7.1.9 No Violation of Laws                                        53
          7.1.10 No Actions or Proceedings                                  53
          7.1.11 Insurance Policies; Certificates of Insurance;
                   Endorsements                                             53
          7.1.12 Filing Receipts; Lien Searches                             53
          7.1.13 Administrative Questionnaire                               54
          7.1.14 Repayment of Existing Indebtedness; Payoff Letters         54
          7.1.15 Processor and Warehouseman's Agreements                    54

     7.2 Each Additional Loan or Letter of Credit                           54

8. COVENANTS                                                                55

     8.1  Affirmative Covenants                                             55
          8.1.1 Preservation of Existence, Etc                              55
          8.1.2 Payment of Liabilities, Including Taxes, Etc.               55
          8.1.3 Maintenance of Insurance                                    55
          8.1.4 Maintenance of Properties and Leases                        56
          8.1.5 Maintenance of Patents, Trademarks, Etc.                    57
          8.1.6 Visitation Rights                                           57
          8.1.7 Keeping of Records and Books of Account                     57
          8.1.8 Plans and Benefit Arrangements                              57
          8.1.9 Compliance with Laws                                        57

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                               TABLE OF CONTENTS
Section                                                                    Page
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          8.1.10 Use of Proceeds                                            58
          8.1.11 Further Assurances                                         58
          8.1.12 Subordination of Intercompany Loans                        58
          8.1.13 Processors and Warehousemen's Agreements                   58

     8.2 Negative Covenants                                                 59
          8.2.1 Indebtedness                                                59
          8.2.2 Liens                                                       60
          8.2.3 Guaranties                                                  60
          8.2.4 Loans and Investments                                       60
          8.2.5 Dividends and Related Distributions                         61
          8.2.6 Liquidations, Mergers, Consolidations, Acquisitions         64
          8.2.7 Dispositions of Assets or Subsidiaries                      66
          8.2.8 Affiliate Transactions                                      67
          8.2.9 Subsidiaries, Partnerships and Joint Ventures               67
          8.2.10 Continuation of or Change in Business                      68
          8.2.11 Plans and Benefit Arrangements                             68
          8.2.12 Fiscal Year                                                69
          8.2.13 Issuance of Stock                                          69
          8.2.14 Changes in Organizational Documents                        69
          8.2.15 Minimum Interest Coverage Ratio                            69
          8.2.16 Maximum Leverage Ratio                                     69
          8.2.17 Minimum Tangible Net Worth                                 69
          8.2.18 Minimum Working Capital                                    70
          8.2.19 Negative Pledges-- Assets of the Loan Parties              70
          8.2.20 Slab Financing Agreement                                   70

     8.3 Reporting Requirements                                             70
          8.3.1 Quarterly Financial Statements                              70
          8.3.2 Annual Financial Statements                                 71
          8.3.3 Certificate of the Borrower                                 71
          8.3.4 Notice of Default                                           72
          8.3.5 Notice of Litigation                                        72
          8.3.6 Certain Events                                              72
          8.3.7 Budgets, Forecasts, Other Reports and Information           72
          8.3.8 Notices Regarding Plans and Benefit Arrangements            73

9. DEFAULT                                                                  74

     9.1  Events of Default                                                 74
          9.1.1 Payments Under Loan Documents                               75
          9.1.2 Breach of Representation or Warranty                        75
          9.1.3 Breach of Negative Covenants or Visitation Rights           75
          9.1.4 Breach of Other Covenants                                   75
          9.1.5 Defaults in Other Agreements or Indebtedness                75
          9.1.6 Final Judgments or Orders                                   76
          9.1.7 Loan Document Unenforceable                                 76
          9.1.8 Uninsured Losses; Proceedings Against Assets                76
          9.1.9 Notice of Lien or Assessment                                76
          9.1.10 Insolvency                                                 76
          9.1.11 Events Relating to Plans and Benefit Arrangements          77
          9.1.12 Cessation of Business                                      77

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                               TABLE OF CONTENTS
Section                                                                    Page
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          9.1.13 Change of Control                                          77
          9.1.14 Involuntary Proceedings                                    78
          9.1.15 Voluntary Proceedings                                      78

     9.2 Consequences of Event of Default                                   78
          9.2.1 Events of Default Other Than Bankruptcy, Insolvency or
                  Reorganization Proceedings                                78
          9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings        79
          9.2.3 Set-off                                                     79
          9.2.4 Suits, Actions, Proceedings                                 79
          9.2.5 Application of Proceeds                                     80
          9.2.6 Other Rights and Remedies                                   80

     9.3  Notice of Sale                                                    80

10. THE AGENT                                                               81

     10.1 Appointment                                                       81
     10.2 Delegation of Duties                                              81
     10.3 Nature of Duties; Independent Credit Investigation                81
     10.4 Actions in Discretion of Agent; Instructions From the Banks       82
     10.5 Reimbursement and Indemnification of Agent by the Borrower        82
     10.6 Exculpatory Provisions; Limitation of Liability                   83
     10.7 Reimbursement and Indemnification of Agent by Banks               83
     10.8 Reliance by Agent                                                 84
     10.9 Notice of Default                                                 84
     10.10 Notices                                                          84
     10.11 Banks in Their Individual Capacities                             84
     10.12 Holders of Notes                                                 85
     10.13 Equalization of Banks                                            85
     10.14 Successor Agent                                                  86
     10.15 Agent's Fee                                                      86
     10.16 Availability of Funds                                            86
     10.17 Calculations                                                     87
     10.18 Beneficiaries                                                    87

11. MISCELLANEOUS                                                           87

     11.1 Modifications, Amendments or Waivers                              87
           11.1.1 Increase of Commitment; Extension or Expiration Date      87
           11.1.2 Extension of Payment; Reduction of Principal Interest
                    or Fees; Modification of Terms of Payment               88
           11.1.3 Release of Collateral or Guarantor                        88
           11.1.4 Miscellaneous                                             88
     11.2 No Implied Waivers; Cumulative Remedies; Writing Required         88
     11.3 Reimbursement and Indemnification of Banks by the Borrower;
            Taxes                                                           89

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                               TABLE OF CONTENTS
Section                                                                    Page
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     11.4 Holidays                                                          89
     11.5 Funding by Branch, Subsidiary or Affiliate                        90
            11.5.1 Notional Funding                                         90
            11.5.2 Actual Funding                                           90
     11.6 Notices                                                           90
     11.7 Severability                                                      91
     11.8 Governing Law                                                     91
     11.9 Prior Understanding                                               91
     11.10 Duration; Survival                                               91
     11.11 Successors and Assigns                                           92
     11.12 Confidentiality                                                  93
             11.12.1 General                                                93
             11.12.2 Sharing Information With Affiliates of the Banks       93
     11.13 Counterparts                                                     94
     11.14 Agent's or Bank's Consent                                        94
     11.15 Exceptions                                                       94
     11.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL                           94
     11.17 Tax Withholding Clause                                           95
     11.18 Joinder of Guarantors                                            95

                        LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)      -   PRICING GRID
SCHEDULE 1.1(B)      -   REVOLVING CREDIT COMMITMENTS OF BANKS AND ADDRESSES
                         FOR NOTICES
SCHEDULE 1.1(P)      -   PERMITTED LIENS
SCHEDULE 6.1.1       -   QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2(A)    -   CAPITALIZATION (LIST)
SCHEDULE 6.1.2(B)    -   CAPITALIZATION (EXCEPTION)
SCHEDULE 6.1.3(A)    -   SUBSIDIARIES (LIST)
SCHEDULE 6.1.3(B)    -   SUBSIDIARIES (EXCEPTION)
SCHEDULE 6.1.8(A)    -   OWNED AND LEASED REAL PROPERTY (LIST)
SCHEDULE 6.1.8(B)    -   OWNED AND LEASED REAL PROPERTY (EXCEPTION)
SCHEDULE 6.1.13      -   CONSENTS AND APPROVALS
SCHEDULE 6.1.15(A)   -   PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.
                         (EXCEPTION)
SCHEDULE 6.1.15(B)   -   PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC. (LIST)
SCHEDULE 6.1.17      -   PARTNERSHIP AGREEMENTS; LLC AGREEMENTS
SCHEDULE 6.1.18(A)   -   INSURANCE POLICIES (LIST)
SCHEDULE 6.1.18(B)   -   INSURANCE POLICIES (EXCEPTION)
SCHEDULE 6.1.20      -   MATERIAL CONTRACTS
SCHEDULE 6.1.22      -   EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.24      -   ENVIRONMENTAL DISCLOSURES
SCHEDULE 8.2.1       -   PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)(1)    -   ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)    -   GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)    -   GUARANTY AGREEMENT
EXHIBIT 1.1(I)(1)    -   INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(I)(2)    -   SUBORDINATION AGREEMENT
EXHIBIT 1.1(P)(1)    -   PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
EXHIBIT 1.1(P)(2)    -   PLEDGE AGREEMENT
EXHIBIT 1.1(R)       -   REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)(1)    -   SECURITY AGREEMENT
EXHIBIT 1.1(S)(2)    -   SWING LOAN NOTE
EXHIBIT 2.4.1        -   LOAN REQUEST
EXHIBIT 2.4.2        -   SWING LOAN REQUEST
EXHIBIT 7.1.4        -   OPINION OF COUNSEL
EXHIBIT 8.1.13(A)(1) -   PROCESSOR AGREEMENT

EXHIBIT 8.1.13(A)(2) -   WAREHOUSEMAN'S AGREEMENT
EXHIBIT 8.1.13(B)    -   PROCESSOR FINANCING STATEMENT
EXHIBIT 8.2.5        -   DIVIDEND, PREFERRED STOCK REDEMPTION AND INTERCOMPANY
                         INDEBTEDNESS COMPLIANCE CERTIFICATE
EXHIBIT 8.2.6        -   ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3.3        -   QUARTERLY COMPLIANCE CERTIFICATE

These Schedules and Exhibits are not filed with this Credit Agreement. Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

                              CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is dated as of October 2, 1997 and is made by and among Lone Star Steel Company, a Delaware corporation (the "Borrower"), each of the Guarantors (as hereinafter defined), the BANKS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent") and Bank of America National Trust and Savings Association, N.A., as Co-Agent.

                                  WITNESSETH:

     WHEREAS, the Borrower has requested the Banks to provide a revolving credit facility to the Borrower; and

     WHEREAS, the revolving credit facility shall be used to refinance existing Indebtedness of the Borrower, to fund redemptions of preferred stock of the Borrower, for general working capital purposes and as otherwise provided herein; and

     WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:


                             1. CERTAIN DEFINITIONS

     1.1  CERTAIN DEFINITIONS.

          In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

          AFFILIATE as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

          AGENT shall mean PNC Bank, National Association, and its successors and assigns.

          AGENT'S FEE shall have the meaning assigned to that term in Section 10.15.

          AGENT'S LETTER shall have the meaning assigned to that term in
Section 10.15.

          AGREEMENT shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

          ANNUAL STATEMENTS shall have the meaning assigned to that term in
Section 6.1.9(i).

          APPLICABLE COMMITMENT FEE RATE shall mean the percentage rate per annum based on the Leverage Ratio then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "Commitment Fee." The Applicable Commitment Fee Rate shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A).

          APPLICABLE MARGIN shall mean, as applicable:

          (A) the percentage spread to be added to Base Rate under the Base Rate Option based on the Leverage Ratio then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "Base Rate Spread," or

          (B) the percentage spread to be added to Euro-Rate under the Euro-Rate Option based on the Leverage Ratio then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "Euro-Rate Spread."

          The Applicable Margin shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A).

          ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of EXHIBIT 1.1(A)(1).

          AUTHORIZED OFFICER shall mean those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

          BANKS shall mean the financial institutions named on SCHEDULE 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

          BASE NET WORTH shall mean the sum of

          (i) $122,698,000, PLUS

         (ii) 50% of consolidated net income of the Borrower and its Subsidiaries for each fiscal quarter in which net income was earned (as opposed to a net loss) during the period from September 1, 1997 through the date of determination,

     PLUS

        (iii) the amount of any contributions made to the capital of the Borrower after the Closing Date or proceeds received by the Borrower after the Closing Date from the sale of its capital stock, net of ordinary and reasonable expenses directly related to such sale, and

     MINUS

         (iv) the amount of payments made by the Borrower after the Closing Date to redeem its Preferred Stock to the extent that such payments reduce the Consolidated Tangible Net Worth of the Borrower and are permitted hereunder.

          BASE RATE shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus 1/2% per annum.

          BASE RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

          BENEFIT ARRANGEMENT shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

          BORROWER shall mean Lone Star Steel Company, a corporation organized and existing under the laws of the State of Delaware.

          BORROWER'S SHARES shall have the meaning assigned to that term in
Section 6.1.2.

          BORROWING DATE shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at the same or to a different Interest Rate Option, which shall be a Business Day.

          BORROWING TRANCHE shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same

Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

          BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania; and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

          CITBC shall mean The CIT Group/Business Credit, Inc.

          CLOSING DATE shall mean the Business Day on which the first Loan shall be made, which shall be October 2, 1997.

          COLLATERAL shall mean the Pledged Collateral, the UCC Collateral, and the Intellectual Property Collateral.

          CO-AGENT shall mean and Bank of America National Trust and Savings Association, N.A. The Co-Agent shall have no duties or responsibilities under this Agreement.

          COLLATERAL PACKAGE shall have the meaning assigned to such term in
Section 8.1.13.

          COMMERCIAL LETTER OF CREDIT shall mean any Letter of Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

          COMMITMENT shall mean as to any Bank its Revolving Credit Commitment, and in the case of the Agent, its Swing Loan Commitment, and COMMITMENTS shall mean the aggregate of the Revolving Credit Commitments and Swing Loan Commitment of all of the Banks.

          COMMITMENT FEE shall have the meaning assigned to that term in
Section 2.3.

          CONSIDERATION shall mean with respect to any Permitted Acquisition, the aggregate, without duplication, of(i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise, (iii) any Guaranty of Indebtedness or any other Guaranty that constitutes a liability under GAAP given or incurred by any Loan Party in connection therewith, and (iv) any other consideration given or obligation that constitutes a liability under GAAP incurred by any of the Loan Parties in connection therewith.

          CONSIGNED INVENTORY shall mean inventory which belongs to Lone Star Technologies which is in the possession of the Loan Parties on consignment or similar arrangement.

          CONSOLIDATED TANGIBLE NET WORTH shall mean as of any date of determination total stockholders' equity less intangible assets of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

          DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall mean lawful money of the United States of America.

          DRAWING DATE shall have the meaning assigned to that term in
Section 2.10.3.2

          EBITDA for any period of determination shall mean (i) the sum of net income, depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

          ENVIRONMENTAL COMPLAINT shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, issued pursuant to any Environmental Laws by an Official Body, or subpoena relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

          ENVIRONMENTAL CONDITIONS shall mean any conditions of the environment, including the workplace, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, which are in noncompliance with applicable Environmental Laws relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

          ENVIRONMENTAL LAWS shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment.

          ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

          ERISA GROUP shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

          EURO-RATE shall mean with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars at 11:00 a.m. London time as set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                Telerate page 3750 quoted by British Bankers'
    Euro-Rate = ASSOCIATION OR APPROPRIATE SUCCESSOR
                ------------------------------------
                1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

          EURO-RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).

          EURO-RATE RESERVE PERCENTAGE shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

          EVENT OF DEFAULT shall mean any of the events described in Section
9.1 and referred to therein as an "Event of Default."

          EXISTING CREDIT AGREEMENT shall mean that certain Financing Agreement dated as of March 2, 1993, as amended, between the Borrower and CITBC.

          EXPIRATION DATE shall mean, with respect to the Revolving Credit Commitments and Swing Loan Commitment, October 2, 2002.

          FEDERAL FUNDS EFFECTIVE RATE for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

          GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

          GOVERNMENTAL ACTS shall have the meaning assigned to that term in
Section 2.10.8.

          GUARANTOR shall mean each Person signing as a Guarantor on the signature pages hereto on the date hereof or which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.18.

          GUARANTOR JOINDER shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of EXHIBIT 1.1(G)(1).

          GUARANTY of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

          GUARANTY AGREEMENT shall mean the Guaranty and Suretyship Agreement in substantially the form of EXHIBIT 1.1(G)(2) which will be executed and delivered each Guarantor on the Closing Date and any Person which thereafter joins this Agreement as a Guarantor pursuant to Section 11.18.

          HISTORICAL STATEMENTS shall have the meaning assigned to that term in Section 6.1.9(i).

          INACTIVE SUBSIDIARIES means the four Subsidiaries listed on
Schedule 6.1.3 and designated as "Inactive Subsidiaries."

          INDEBTEDNESS shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money or which are evidenced by a bond, note or similar instrument, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than forty-five (45) days past due except if such trade payable is being contested in good faith), or (v) any Guaranty of Indebtedness for borrowed money. Notwithstanding any of the foregoing, Indebtedness shall not include any obligations of the Borrower to Lone Star Technologies incurred under the Slab Financing Arrangement relating to the purchases of slab.

          INELIGIBLE SECURITY shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 and Section 21 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh, Section 378(a)), as amended.

          INSOLVENCY PROCEEDING shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

          INTELLECTUAL PROPERTY COLLATERAL shall mean all of the property described in the Patent, Trademark and Copyright Assignment.

          INTERCOMPANY SUBORDINATION AGREEMENT shall mean as applicable (i) a Subordination Agreement among the Agent for the benefit of the Banks, the Borrower and Lone Star Technologies in the form attached hereto as EXHIBIT 1.1(I)(1), or (ii) a Subordination Agreement among the Agent for the benefit of the Banks and the Loan Parties in the form attached hereto as EXHIBIT 1.1(I)(2).

          INTEREST COVERAGE RATIO shall mean for any period of determination the ratio of(i) EBITDA to (ii) the sum of (A) interest expense of the Borrower and its Subsidiaries for such period plus (B) cash dividend payments or other cash distributions paid by the Borrower or cash or other consideration paid to purchase whether by way of redemption or otherwise capital stock of the Borrower during such period, excluding cash payments made by the Borrower to redeem the Preferred Stock of the Borrower.

          INTEREST PERIOD shall have the meaning assigned to such term in
Section 4.2.

          INTEREST RATE OPTION shall mean any Euro-Rate Option or Base Rate Option.

          INTERIM STATEMENTS shall have the meaning assigned to that term in
Section 6.1.9(i).

          INTERNAL REVENUE CODE shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

          INVENTORY of the Loan Parties shall mean all inventory of the Loan Parties as determined under GAAP, except for Consigned Inventory.

          LABOR CONTRACTS shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

          LAW shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

          LETTER OF CREDIT shall have the meaning assigned to that term in
Section 2.10.1.

          LETTER OF CREDIT FEE shall have the meaning assigned to that term in Section 2.10.2.

          LETTERS OF CREDIT OUTSTANDING shall mean at any time the sum of(i) the aggregate undrawn face amount (i.e., the amount available for drawing) of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

          LEVERAGE RATIO shall be computed as of the end of each fiscal quarter of the Borrower ending on or after September 30, 1997 as the ratio of consolidated Indebtedness on such quarter-end to the EBITDA for the four fiscal quarters ending on such quarter-end.

          LIEN shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien, security interest or other encumbrance is created or exists at the time of the filing).

          LLC INTERESTS shall have the meaning given to such term in Section 6.1.3.

          LOAN DOCUMENTS shall mean this Agreement, the Agent's Letter, the Intercompany Subordination Agreement, the Notes, the Patent, Trademark and Copyright

Assignment, the Security Agreement, any Pledge Agreement or Guaranty
Agreement hereafter executed and delivered under this Agreement, and any other instruments, certificates or agreements delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents.

          LOAN PARTIES shall mean the Borrower and any Guarantors.

          LOAN REQUEST shall have the meaning given to such term in Section
2.4.

          LOANS shall mean collectively and LOAN shall mean separately all Revolving Credit Loans and the Swing Loans or any Revolving Credit Loan or the Swing Loan.

          LONE STAR TECHNOLOGIES shall mean Lone Star Technologies, Inc., a Delaware corporation which owns all of the capital stock of the Borrower.

          MATERIAL ADVERSE CHANGE shall mean any set of circumstances or events which (a) has or is reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or is reasonably expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or is reasonably expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or is reasonably expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to the Loan Documents.

          MONTH, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

          MULTIEMPLOYER PLAN shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001 (a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

          MULTIPLE EMPLOYER PLAN shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

          NON-QUALIFIED INVENTORY OF THE LOAN PARTIES shall mean all Inventory of the Loan Parties (i) in the possession of Processors or Warehousemen unless the Borrower has caused such Processor or Warehouseman to execute and deliver to the Agent for the benefit of the Banks a Processors Agreement or a Warehouseman's Agreement, as applicable, and (ii) in the possession of Persons other than either the Loan Parties or Persons described in clause (i) above.

          NOTES shall mean the Revolving Credit Notes and Swing Loan Note.

          NOTICES shall have the meaning assigned to that term in Section
11.6.

          OBLIGATION shall mean any obligation or liability of any of the Loan Parties to the Agent or any of the Banks under or in connection with this Agreement, the Notes, the Letters of Credit, the Agent's Letter or any other Loan Document, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

          OFFICIAL BODY shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          ORA INDEMNITY AGREEMENT shall mean that the last paragraph of the Termination/Reassignment pursuant to which the Borrower agrees to reimburse the Agent for any amounts which the Agent pays to CITBC under the Overdraft Reimbursement Agreement as more fully provided therein. The ORA Indemnity Agreement is supplemented by the Borrower's agreements in Section 2 hereof which agreements shall supersede the ORA Indemnity Agreement to the extent of any conflict between the two.

          ORAIA REIMBURSEMENT OBLIGATIONS shall mean reimbursement obligations of the Borrower under the ORA Indemnity Agreement.

          TERMINATION/REASSIGNMENT shall mean that certain letter agreement titled "Termination/Reassignment" dated as of the Closing Date between the Borrower and CITBC, pursuant to which CITBC agrees to release its Liens in the assets of the Borrower upon payoff of the amounts due to CITBC as more fully provided therein.

          OVERDRAFT REIMBURSEMENT AGREEMENT shall mean that certain Indemnity Agreement by PNC Bank, National Association in favor of CITBC attached to and referred to (as a "letter") in the Termination/Reassignment, pursuant to which the Agent agrees to reimburse CITBC for any checks or similar instruments delivered by the Borrower or its account debtors to CITBC which are dishonored or returned after the date thereof as more fully provided therein.

          PARTICIPATION ADVANCE shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Reimbursement Borrowing according to its Ratable Share pursuant to Section 2.10.4.

          PARTNERSHIP INTERESTS shall have the meaning given to such term in
Section 6.1.3.

          PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT shall mean the Patent, Trademark and Copyright Security Agreement in substantially the form of EXHIBIT 1.1(P)(1) executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

          PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

          PERMITTED ACQUISITIONS shall have the meaning assigned to such term in Section 8.2.6.

          PERMITTED INVESTMENTS shall mean:

          (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

          (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition; and

          (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition.

          (iv) Payroll deposits and other deposits available for withdrawal on demand, with any commercial bank not meeting the qualification specified in subparagraph (iii) above but which is located in the area in which a Loan Party maintains an office, provided that all such deposits in all such accounts are made in the ordinary course of business and do not in the aggregate exceed $5,000,000 at any time; and

          (vii) investments in money market funds all of whose assets comprise securities of the types and maturities described in subparagraphs
(i) through (iii) above.

          PERMITTED LIENS shall mean:

          (i) Liens for taxes, assessments, or similar charges which are not yet due and payable;

          (ii) Pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

          (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

          (iv) Good-faith pledges or deposits to secure (i) performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder or indemnity, performance or other similar bonds or, in each instance in the ordinary course of business or (ii) statutory obligations or surety, appeal or other similar bonds;

          (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

          (vi)   Liens in favor of the Agent for the benefit of the Banks;

          (vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

          (viii) Any Lien existing on the date of this Agreement and described on SCHEDULE 1.1(P), PROVIDED that the principal amount secured thereby is not hereafter increased, and no additional assets (other than accessions and improvements to, and proceeds of, the property subject thereto) become subject to such Lien;

          (ix) Purchase Money Security Interests, PROVIDED that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed $1,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on SCHEDULE 1.1(P)); and

          (x) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in the aggregate do not materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents taken as a whole:

               (1) Claims or Liens for taxes, assessments or charges due and payable; PROVIDED that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings (which are not promptly stayed or enjoined) to foreclose any such Lien;

               (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

               (3) Claims or Liens of mechanics, materialmen, warehousemen, landlords or other like Liens; or

               (4) Liens resulting from final judgments or orders other than those which cause an Event of Default under Section 9.1.6.

          (xi) Liens on accounts receivable sold or pledged by a Loan Party in accordance with Section 8.2.7(v).

          PERMITTED OTHER LINE OF BUSINESS ACQUISITION shall have the meaning in Section 8.2.6.

          PERSON shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, Official Body, or any other entity.

          PLAN shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          PLEDGE AGREEMENT shall mean the Pledge Agreement in substantially the form of EXHIBIT 1.1 (P)(2) executed and delivered by the owners of the capital stock each of the Guarantors on the date hereof and any other Subsidiary which hereafter joins this Agreement as a Guarantor pursuant to
Section 11.18.

          PLEDGED COLLATERAL shall mean the property of the Loan Parties in which security interests are to be granted under the Pledge Agreement.

          PNC BANK shall mean PNC Bank, National Association, its successors and assigns.

          POTENTIAL DEFAULT shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

          PREFERRED STOCK shall mean the Series A Preferred Stock, par value $1 per share, of the Borrower.

          PRINCIPAL OFFICE shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.

          PRIOR SECURITY INTEREST shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral which is subject only to Permitted Liens.

          PROCESSOR shall have the meaning assigned to such term in Section 8.1.13.

          PROHIBITED TRANSACTION shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

          PROPERTY shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

          PURCHASE MONEY SECURITY INTEREST shall mean Liens upon tangible personal property securing loans, advances or financial accommodations to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property. Purchase Money Security Interests do not include capitalized leases.

          PURCHASING BANK shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

          RATABLE SHARE shall mean the proportion that a Bank's Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitments) of all of the Banks.

          REGULATED SUBSTANCES shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance,""toxic chemical,""toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body charged with the administration of Environmental Laws, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by any Environmental Laws.

          REGULATION U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

          REIMBURSEMENT BORROWING shall have the meaning assigned to such term in Section 2.10.3.4.

          REIMBURSEMENT OBLIGATION shall have the meaning assigned to such term in Section 2.10.3.2.

          REPORTABLE EVENT shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

          REQUIRED BANKS shall mean

          (i) if there are no Loans, Reimbursement Obligations or Reimbursement Borrowings outstanding, Banks whose Revolving Credit Commitments aggregate at least 51% of the Revolving Credit Commitments of all of the Banks, or

          (ii) if there are Loans, Reimbursement Obligations, or Reimbursement Borrowings outstanding, any Bank or group of Banks if the sum of the Loans (excluding the Swing Loans), Reimbursement Obligations and Reimbursement Borrowings of such Banks then outstanding aggregates at least 51% of the total principal amount of all of the Loans (excluding the Swing Loans), Reimbursement Obligations and Reimbursement Borrowings then outstanding. Reimbursement Obligations and Reimbursement Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof

          REQUIRED SHARE shall have the meaning assigned to such term in
Section 5.6.

          REVOLVING CREDIT COMMITMENT shall mean, as to any Bank at any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and REVOLVING CREDIT COMMITMENTS shall mean the aggregate Revolving Credit Commitments of all of the Banks.

          REVOLVING CREDIT LOANS shall mean collectively and REVOLVING CREDIT LOAN shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to
Section 2.1 or 2.10.3.

          REVOLVING CREDIT NOTES shall mean collectively and REVOLVING CREDIT NOTE shall mean separately all the Revolving Credit Notes of the Borrower in the form of EXHIBIT 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

          REVOLVING FACILITY USAGE shall mean at any time the sum of the Loans outstanding and the Letters of Credit Outstanding.

          SECTION 20 SUBSIDIARY shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

          SECURITY AGREEMENT shall mean the Security Agreement in substantially the form of EXHIBIT 1.1(S)(1) executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

          SENIOR OFFICER shall mean with respect to any Loan Party, the Chief Executive Officer, Chief Financial Officer or Controller of such Loan Party (or equivalent positions if such positions are replaced with other positions in the future).

          SETTLEMENT DATE shall mean the Wednesday of each week (if such day is a Business Day and if not, the next succeeding Business Day) and any other Business Day on which the Agent elects to effect settlement pursuant to
Section 5.6.

          SLAB FINANCING ARRANGEMENT shall mean Borrower's Slab Financing Arrangement with Lone Star Technologies as from time to time in effect, provided that the Borrower's Obligations thereunder must be subject to the Subordination Agreement and the maximum principal amount owing thereunder must not exceed $30,000,000 without the consent of the Required Banks.

          STANDARD & POOR'S shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          STANDBY LETTER OF CREDIT shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance or otherwise support the working capital and business needs of the Loan Parties and is not a Commercial Letter of Credit.

          SUBSIDIARY of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which 50% or more of either the general partnership interests or the total partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any other Person which is controlled by such Person or one or more of such Person's Subsidiaries.

          SUBSIDIARY SHARES shall have the meaning assigned to that term in
Section 6.1.3.

          SWING LOAN COMMITMENT shall mean PNC Bank's commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 hereof in an aggregate principal amount up to $5,000,000.

          SWING LOAN NOTE shall mean the Swing Loan Note of the Borrower in the form of EXHIBIT 1.1(S)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

          SWING LOAN REQUEST shall mean a request for Swing Loans made in accordance with Section 2.4.2 hereof.

          SWING LOANS shall mean collectively and SWING LOAN shall mean separately all Swing Loans or any Swing Loan made by PNC Bank to the Borrower pursuant to Section 2.1.2 hereof.

          TRANSFEROR BANK shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

          UCC COLLATERAL shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreement.

          UNIFORM COMMERCIAL CODE shall have the meaning assigned to that term in Section 6.1.16.

          WAREHOUSEMAN shall have the meaning assigned to such term in
Section 8.1.13.

     1.2  CONSTRUCTION.

     Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

               1.2.1     NUMBER; INCLUSION.

                    references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

               1.2.2     DETERMINATION.

                    references to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations), except where this Agreement provides that such determination shall include other estimates or beliefs, as the case may be, and such determination shall be conclusive absent manifest error;

               1.2.3     AGENT'S DISCRETION AND CONSENT.

                    whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith, except where this Agreement provides that such right shall be exercised under a different standard;

               1.2.4     DOCUMENTS TAKEN AS A WHOLE.

                    the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

               1.2.5     HEADINGS.

                    the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

               1.2.6     IMPLIED REFERENCES TO THIS AGREEMENT.

                    article, section, subsection, clause, schedule and exhibit references are to this Agreement unless otherwise specified;

               1.2.7     PERSONS.

                    reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

               1.2.8     MODIFICATIONS TO DOCUMENTS.

                    reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

               1.2.9     FROM, TO AND THROUGH.

                    relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

               1.2.10    SHALL; WILL.

                    references to "shall" and "will" are intended to have the same meaning.

     1.3  ACCOUNTING PRINCIPLES.

     Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; PROVIDED, HOWEVER, that (i) all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.9(i) [Historical Statements] and (ii), Consigned Inventory, and the corresponding account payable for the payment of such Consigned Inventory shall be excluded when computing the amount of inventory or assets or accounts payable, as the case may be, of the Loan Parties for purposes of the financial covenants in Section 8.2.15 through 8.2.18 or elsewhere in this Agreement and for purposes of the definitions comprising such covenants. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the covenants set forth in Section 8.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

     2.   REVOLVING CREDIT AND SWING LOAN FACILITIES

     2.1  REVOLVING CREDIT COMMITMENTS.

               2.1.1     REVOLVING CREDIT LOANS.

                    Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan the aggregate amount of Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letters of Credit Outstanding. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

               2.1.2     SWING LOAN COMMITMENT.

                    Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, PNC Bank may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $5,000,000 (the "Swing Loan Commitment"), provided that the aggregate Revolving Facility Usage of all the Banks at any one time outstanding shall not exceed the Revolving Credit Commitments of all the Banks. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

               2.1.3     REDUCTION OF COMMITMENT.

                         2.1.3.1   VOLUNTARY.

                    The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to permanently reduce, in whole multiples of $5,000,000 of principal, or terminate the Revolving Credit Commitments without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by (a) the payment in full of any Commitment Fee then accrued on the amount of such reduction or termination and (b) prepayment of the Revolving Credit Notes, together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section
5.5 hereof), to the extent that the Revolving Facility Usage exceeds the Revolving Credit Commitments as so reduced or terminated. From the effective date of any such reduction or termination the obligations of Borrower to pay the Commitment Fee pursuant to Section 2.3 shall correspondingly be reduced or cease.

                         2.1.3.2   MANDATORY REDUCTION ON SALE OR ASSIGNMENT
OF ACCOUNTS.

                    The Revolving Credit Commitments shall be reduced upon a sale or assignment of the accounts receivable of the Borrower as provided in
Section 8.2.7(v) provided that the Borrower also shall make the payments described in clauses (a) and (b) of Section 2.1.3.1 in connection with such reduction of Revolving Credit Commitments.

     2.2  NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO REVOLVING CREDIT LOANS.

     Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests] in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letters of Credit Outstanding. The obligations of each Bank hereunder are several.
The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

     2.3  COMMITMENT FEES.

     Accruing from the date hereof to the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time and the (ii) the sum of such Bank's Loans outstanding plus its Ratable Share of the amount of Letters of Credit Outstanding. All Commitment Fees shall be payable in arrears on the first Business Day of each October, January, April and July after the date hereof and on the Expiration Date or upon acceleration of the Notes.

     2.4  REVOLVING CREDIT LOAN REQUESTS: SWING LOAN REQUESTS.

               2.4.1     REVOLVING CREDIT LOAN REQUESTS.

                    Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2 [Interest Periods], by delivering to the Agent, not later than 12:00 Noon, Pittsburgh time, (i) three
(3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) one
(1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of EXHIBIT 2.4.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and
(iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

               2.4.2     SWING LOAN REQUESTS.

                    Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request PNC Bank to make Swing Loans by delivery to PNC Bank not later than Noon Pittsburgh time on the proposed Borrowing Date of a duly completed request therefor substantially in the form of
EXHIBIT 2.4.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

     2.5 MAKING REVOLVING CREDIT LOANS AND SWING LOANS: REVOLVING CREDIT NOTES AND SWING NOTES.

               2.5.1     MAKING REVOLVING CREDIT LOANS.

     The Agent shall, promptly after receipt by it of a Loan Request pursuant to
Section 2.4 [Revolving Credit Loan Requests], notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2 [Each Additional Loan], find such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the applicable Borrowing Date, PROVIDED that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 10.16 [Availability of Funds].

               2.5.2     MAKING SWING LOANS.

                    So long as PNC Bank elects to make Swing Loans, PNC Bank shall, after receipt by it of a Swing Loan Request pursuant to Section 2.4.2, fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 3:00 o'clock PM Pittsburgh time on the Borrowing Date. PNC Bank may at any time (i) terminate, temporarily or permanently, the Swing Loan facility hereunder by notifying the Borrower or (ii) elect not to make a Swing Loan following its receipt of a Swing Loan Request (and before the making of such Swing Loan).

     2.6  REVOLVING CREDIT NOTES.

     The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

     2.7  SWING LOAN NOTE.

     The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Swing Loans made to it by PNC Bank, together with interest thereon, shall be evidenced by the Swing Loan Note dated the Closing Date payable to the order of PNC Bank in a face amount equal to the Swing Loan Commitment.

     2.8  USE OF PROCEEDS.

     The proceeds of the Revolving Credit Loans shall be used to refinance the Indebtedness of the Borrower for borrowed money existing prior to the Closing Date, to redeem the Preferred Stock of the Borrower and to make certain dividends and other distributions to Lone Star Technologies permitted hereunder and for general purposes all in accordance with Section 8.1.10 [Use of Proceeds].

     2.9  BORROWINGS TO REPAY SWING LOANS.

     PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Bank shall make a Revolving Credit Loan in an amount equal to such Bank's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, PROVIDED that no Bank shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4.1 and of the apportionment among the Banks, and the Banks shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4.1 are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. Pittsburgh time on the Business Day next after the date the Banks receive such notice from PNC.

     2.10 LETTER OF CREDIT SUBFACILITY.

               2.10.1   ISSUANCE OF LETTERS OF CREDIT.

                    Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Loan Party by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may specify from time to time by no later than Noon Pittsburgh time, at least five (5) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance.

Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.10, the Agent will issue a Letter of Credit provided that each Letter of Credit shall (A) have a maximum maturity of twenty four (24) months from the date of issuance, and (B) in no event expire later than ten (10) Business
Days prior to the Expiration Date and providing that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $20,000,000 or
(ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments (for purposes of this computation, PNC Bank's Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment).

               2.10.2    LETTER OF CREDIT FEES.

                    The Borrower shall pay (i) to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") at a percentage rate per annum equal to the Applicable Margin which applies to Loans under the Euro-Rate Option, and (ii) to the Agent for its own account a fronting fee equal to 1/8% per annum (computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letters of Credit Outstanding and shall be payable quarterly in arrears commencing with the first Business Day of each October, January, April and July following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary administrative fees and expenses payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

               2.10.3    DISBURSEMENTS, REIMBURSEMENT.

                         2.10.3.1  Immediately upon the Issuance of each Letter
of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. Each Bank is hereby deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Agent a participation in the Overdraft Reimbursement Agreement and each of the Agent's obligations thereunder, including the Agent's obligations in connection with any right of CITBC to be reimbursed by the Agent, in an amount equal to such Bank's Ratable Share of each such obligation.

                         2.10.3.2  In the event of any request for a drawing
under a Letter of Credit by the beneficiary or transferee thereof or any demand for reimbursement by or right of reimbursement in favor of CITBC under the Overdraft Reimbursement Agreement, the Agent will promptly notify the Borrower. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Agent shall sometimes be referred to as a "Reimbursement Obligation") the Agent prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Agent under any Letter of Credit or Overdraft Reimbursement

Agreement (each such date, a "Drawing Date") in an amount equal to the amount so paid by the Agent. In the event the Borrower fails to reimburse the Agent for the full amount of any drawing under any Letter of Credit or payment by the Agent under the Overdraft Reimbursement Agreement by 12:00 noon, Pittsburgh time, on the Drawing Date, the Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit or Overdraft Reimbursement Agreement, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to there being no Potential Default or Event of Default described in or arising under Sections 9.1.14 or 9.1.15 (each a "Bankruptcy Default"). Any notice given by the Agent pursuant to this Section 2.10.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                         2.10.3.3 Each Bank shall upon any notice pursuant to
Section 2.10.3.2 make available to the Agent an amount in immediately available funds equal to its Ratable Share of the amount of the drawing or other payment by the Agent, whereupon the participating Banks shall (subject to Section 2.10.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Agent the amount of such Bank's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.10.3.3.

                         2.10.3.4  With respect to any unreimbursed drawing or
other payment by the Agent described in this Section 2.10.3 above that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.10.3.2, because of the existence of a Bankruptcy Default or for any other reason, the Borrower shall be deemed to have incurred from the Agent a borrowing (each a "Reimbursement Borrowing") in the amount of such drawing. Such Reimbursement Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent pursuant to Section 2.10.3.3 shall be deemed to be a payment in respect of its participation in such Reimbursement Borrowing and shall constitute a Participation Advance from such Bank in satisfaction of its participation obligation under this Section 2.10.3.

               2.10.4   REPAYMENT OF PARTICIPATION ADVANCES.

                         2.10.4.1  Upon (and only upon) receipt by the Agent
for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Agent under the Letter of Credit or the Overdraft Reimbursement Agreement with respect to which any Bank has made a Participation Advance to the Agent, or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit or Overdraft Reimbursement Agreement, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent.

                         2.10.4.2  If the Agent is required at any time to
return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Agent pursuant to Section 2.10.4.1 in reimbursement of a payment made under the Letter of Credit or the Overdraft Reimbursement Agreement or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

               2.10.5    DOCUMENTATION.

                    Each Loan Party agrees to be bound by the terms of the Overdraft Reimbursement Agreement and the Agent's application and agreement for letters of credit. In the event of a conflict between such Overdraft Reimbursement Agreement or application for letters of credit or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or Overdraft Reimbursement Agreement or any modifications, amendments or supplements thereto.

               2.10.6    DETERMINATIONS TO HONOR DRAWING REQUESTS.

                    In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they on their face comply with and satisfy the requirements of such Letter of Credit.

               2.10.7    NATURE OF PARTICIPATION AND REIMBURSEMENT OBLIGATIONS.

                    Each Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by
Section 2.10.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.10 under all circumstances, including the following circumstances:

               (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Agent, the Borrower or any other Person for any reason whatsoever;

               (ii) the failure of any Loan Party or any other Person to comply, in connection with a Reimbursement Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit
Loan Requests], 2.5.1 [Making Revolving Credit Loans] or 7.2 [Each Additional Loan] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Reimbursement Borrowing and the obligation of the Banks to make Participation Advances under Section 2.10.3;

               (iii) any lack of validity or enforceability of any Letter of Credit;

               (iv) the existence of any claim, set-off, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

               (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Agent has been notified thereof;

               (vi) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

               (vii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

               (viii) any breach of this Agreement or any other Loan Document by any party thereto;

               (ix) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

               (x) the fact that an Event of Default or a Potential Default shall have occurred and be continuing; and

               (xi) the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated.

               2.10.8    INDEMNITY.

                    In addition to amounts payable as provided in Section 10.5 [Reimbursement and Indemnification of Agent by the Borrower], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Official Body (all such acts or omissions herein called "Governmental Acts").

               2.10.9    LIABILITY FOR ACTS AND OMISSIONS.

                    As between any Loan Party and the Agent, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent shall have been notified thereof);
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to have a right to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent from liability for the Agent's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

                         In furtherance and extension and not in limitation of
the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent under any resulting liability to the Borrower or any Bank.

                    2.10.10 COMPARABLE TREATMENT OF THE AGENT UNDER OVERDRAFT REIMBURSEMENT AGREEMENT AND LETTERS OF CREDIT.

                         All of the rights given to the Agent under Sections
2.10.6 through 2.10.9 above relating to Letters of Credit issued by the Agent hereunder shall apply in a comparable manner and shall be given to the Agent relating to the Overdraft Reimbursement Agreement and each reference in such Section to a Letter of Credit or Letters of Credit shall be deemed to refer also to the Overdraft Reimbursement Agreement.

          2.11 EXTENSION BY BANKS OF THE EXPIRATION DATE.

          Upon or promptly after delivery by the Borrower of the annual financial statements to be provided under Section 8.3.2 [Annual Financial Statements] for the fiscal year ending December 31, 1998 or any subsequent fiscal year, the Borrower may request a one-year extension of the Expiration Date by written notice to the Banks, and the Banks agree to respond to the Borrower's request for an extension by the later of sixty (60) days following receipt of the request or May 31 of such year; provided, however, that the failure of any Bank to respond within such time period shall not in any manner constitute an agreement by such Bank to extend the Expiration Date. If all Banks elect to extend, the Expiration Date shall be extended for a period of one year.

                                   3.  COLLATERAL

     Each of the Loan Parties shall grant first priority Liens in their assets (including capital stock of each of the Loan Parties but excluding all real property, all stock of the Inactive Subsidiaries, and any immaterial assets of the Inactive Subsidiaries) pursuant to the Patent, Trademark and Copyright Security Agreement, the Security Agreement and the Pledge Agreement. Any Subsidiaries of the Borrower formed after the date hereof shall guaranty the Obligations of the Loan Parties hereunder pursuant to a Guaranty Agreement as more fully provided in Sections 8.2.9 and 11.18. Each of the Loan Parties and Lone Star Technologies shall execute and deliver to the Agent for the benefit of the Banks the Intercompany Subordination Agreement as provided in Section 7.1.3.

                                  4.  INTEREST RATES

          4.1  INTEREST RATE OPTIONS.

          The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, PROVIDED that there shall not be at any one time outstanding more than Six (6) Borrowing Tranches in the aggregate among all of the Loans, and PROVIDED FURTHER that only the Base Rate Option shall apply to the Swing Loans. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate (i.e., the highest rate such Bank is permitted to charge to the Borrower, taking into account all applicable Laws), the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

                    4.1.1     RATE OPTIONS.

                         The Borrower shall have the right to select from the
following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions above regarding Swing Loans):

                              (i)  REVOLVING CREDIT BASE RATE OPTION: A
fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                              (ii) REVOLVING CREDIT EURO-RATE OPTION: A rate per
annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                    4.1.2     RATE QUOTATIONS.

                         The Borrower may call the Agent on or before the date
on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

          4.2  INTEREST PERIODS.

          At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be one, two, three or six Months if Borrower selects the Euro-Rate Option. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                    4.2.1     ENDING DATE AND BUSINESS DAY.

                         any Interest Period which would otherwise end on a date
which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                    4.2.2     AMOUNT OF BORROWING TRANCHE.

                         each Borrowing Tranche of Euro-Rate Loans shall be in
integral multiples of $500,000 and not less than $1,000,000

                    4.2.3     TERMINATION BEFORE EXPIRATION DATE.

                         the Borrower shall not select, convert to or renew an
Interest Period for any portion of the Loans that would end after the Expiration Date; and

                    4.2.4     RENEWALS.

                         in the case of the renewal of a Euro-Rate Option at the
end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

          4.3  INTEREST AFTER DEFAULT.

          To the extent permitted by Law, upon the occurrence of an Event of Default and until such time as such Event of Default shall have been cured or waived:

                    4.3.1     LETTER OF CREDIT FEES. INTEREST RATE.

                         the Letter of Credit Fees and the rate of interest for
each Loan otherwise applicable pursuant to Section 2.10.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and

                    4.3.2     OTHER OBLIGATIONS.

                         each other Obligation hereunder if not paid when due
shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

                    4.3.3     ACKNOWLEDGMENT.

                         The Borrower acknowledges that the increase in rates
referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

          4.4 EURO-RATE UNASCERTAINABLE; ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

                    4.4.1     UNASCERTAINABLE.

                         If on any date on which a Euro-Rate would otherwise be
determined, the Agent shall have determined that:

                              (i)  adequate and reasonable means do not exist
for ascertaining such Euro-Rate, or

                              (ii) a contingency has occurred which materially
and adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in Section 4.4.3.

                    4.4.2     ILLEGALITY; INCREASED COSTS; DEPOSITS NOT
                              AVAILABLE.

                         If at any time any Bank shall have determined that:

                              (i)  the making, maintenance or funding of any
Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                              (ii) such Euro-Rate Option will not adequately and
fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                              (iii) after making all reasonable efforts,
deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, in the London interbank market, then the Agent shall have the rights specified in Section 4.4.3.

                    4.4.3     AGENT'S AND BANK'S RIGHTS.

                         In the case of any event specified in Section 4.4.1
above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 4.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.4.1 and the Borrower has previously notified the Agent of its selection of conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under Section 4.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under
Section 5.5.2 [Indemnity], as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan, or prepay such Loan in accordance with Section 5.4 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

          4.5  SELECTION OF INTEREST RATE OPTIONS.

          If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], or if any such selection is ineffective for any reason (including Borrower's inability to meet any of the conditions described in Section 7.2), then the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable, commencing upon the last day of the existing Interest Period.

                                    5.  PAYMENTS

          5.1  PAYMENTS.

          All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrower or any other Loan Party hereunder or under the other Loan Documents shall be payable prior to 12:00 Noon, Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower and each other Loan Party, and without set-off counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.
Such payments shall be made to the Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans and for the ratable accounts of the Banks with respect to the Revolving Credit Loans or Reimbursement Obligations in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, PROVIDED that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall be prima facia evidence of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.

          5.2  PRO RATA TREATMENT OF BANKS.

          Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 4.4.3 [Agent's and Bank's Rights] in the case of an event specified in Section 4.4 [Euro-Rate Unascertainable, Etc.], 5.4.2 [Replacement of a Bank] or 5.5 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC Bank according to Section 2.

          5.3  INTEREST PAYMENT DATES.

          Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each October, January, April and July after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

          5.4 VOLUNTARY PREPAYMENTS.

                    5.4.1     RIGHT TO PREPAY.

                         The Borrower shall have the right at its option from
time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.4.2 below or in Section 5.5 [Additional Compensation in Certain Circumstances]):

                              (i)  at any time with respect to any Loan to which
the Base Rate Option applies,

                              (ii) on the last day of the applicable Interest
Period with respect to Loans to which a Euro-Rate Option applies,

                              (iii) on the date specified in a notice by any
Bank pursuant to Section 4.4 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which a Euro-Rate Option applies.

                         Whenever the Borrower desires to prepay any part of the
Loans, it shall provide a prepayment notice to the Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than Noon, Pittsburgh time, on the date of prepayment of Swing Loans, setting forth the following information:

               (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

               (y) a statement indicating the application of the prepayment between the Swing Loans and Revolving Credit Loans; and

               (z) the total principal amount of such prepayment, which shall not be less than $100,000 for any Swing Loan, $100,000 for any Revolving Credit Loan to which the Base Rate Option applies or $500,000 for any Revolving Credit Loan to which the Euro-Rate Option applies.

               All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Agent's and Bank's Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Dollar Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 5.5.2 [Indemnity].

               5.4.2 REPLACEMENT OF A BANK.

                         In the event any Bank (i) gives notice under Section
4.4 [Euro-Rate Unascertainable, Etc.] or Section 5.5.1 [Increased Costs, Etc.],
(ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, (iii) does not approve any action as to which consent of the Required Banks is requested by the Borrower and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (w) receipt of such Bank's notice under Section 4.4 [Euro-Rate Unascertainable, Etc.] or Section 5.5.1 [Increased Costs, Etc.], (x) the date such Bank has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank, (y) the date of obtaining the consent which such Bank has not approved, or (z) the date such Bank became subject to the control of an Official Body, as applicable; PROVIDED that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 5.5 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees; PROVIDED, however, that the Commitment of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent; PROVIDED, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 10. 14 [Successor Agent] and PROVIDED that all Letters of Credit have expired or been terminated or replaced.

                    5.4.3     CHANGE OF LENDING OFFICE.

                         Each Bank agrees that upon the occurrence of any event
giving rise to increased costs or other special payments under Section 4.4.2 [Illegality, Etc.] or Section 5.5.1 [Increased Costs, Etc.] with respect to such Bank, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 5.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Agent or any Bank provided in this Agreement.

          5.5  ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

                    5.5.1 INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

                         If any Law, guideline or interpretation or any change
in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                              (i)  subjects any Bank to any tax or changes the
basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank([including taxes referred to in the last sentence of Section 11.17])),

                              (ii) imposes, modifies or deems applicable any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                              (iii) imposes, modifies or deems applicable any
capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any additional expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined reasonably and in good faith (using any reasonable averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                    5.5.2     INDEMNITY.

                         In addition to the compensation required by Section
5.5.1 [Increased Costs, Etc.], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                              (i)  payment, prepayment, conversion or renewal of
any Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                              (ii) attempt by the Borrower to revoke (expressly,
by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.4 [Voluntary Prepayments], or

                              (iii) default by the Borrower in the performance
or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

                         If any Bank sustains or incurs any such loss or
expense, it shall from time to time notify the Borrower of the amount determined reasonably and in good faith by such Bank (which determination may include any reasonably assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall elect) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

          5.6  SETTLEMENT DATE PROCEDURES.

          In order to minimize the transfer of funds between the Banks and the Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC Bank may make Swing Loans as provided in Section 2.1.2 hereof. Not later than 10:00 am, Pittsburgh time, on each Settlement Date, the Agent shall notify each Bank of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share"). The Agent shall also effect settlement of the Swing Loans in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment dates and may at its option effect settlement on any other Business Day (each a" Settlement Date"). On each Settlement Date, (i) the Borrower may in its discretion repay all outstanding Swing Loans, or (ii) if the Borrower does not repay all outstanding Swing Loans the Agent shall notify each Bank of its Ratable Share of the Swing Loans (each a "Required Share"). On such Settlement Date, the Borrower shall be deemed to borrow from the Banks Revolving Credit Loans under the Base Rate Option equal to the outstanding Swing Loans and simultaneously making payment of the proceeds thereof in repayment of the Swing Loans. Prior to 12:00 Noon, Pittsburgh time on such Settlement Date, each Bank shall fund its Required Share of the Revolving Credit Loans referred to in the preceding sentence by making payment thereof to the Agent. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section
5.6 shall relieve the Banks of their obligations to fund other Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2. The
Agent may at any time at its option for any reason whatsoever require each Bank to pay immediately to the Agent such Bank's Ratable Share of the outstanding Revolving Credit Loans and each Bank may at any time require the Agent to pay immediately to such Bank its Ratable Share of all payments made by the Borrower to the Agent with respect to the Revolving Credit Loans.

               6.        REPRESENTATIONS AND WARRANTIES

          6.1  REPRESENTATIONS AND WARRANTIES.

          The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

                    6.1.1     ORGANIZATION AND QUALIFICATION.

                         Each Loan Party and each Subsidiary of the Borrower is
a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of the Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of the Borrower is duly licensed or qualified and in good standing in each jurisdiction listed on SCHEDULE 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary in order to prevent a Material Adverse Change.

                    6.1.2     CAPITALIZATION AND OWNERSHIP.

                         Schedule 6.1.2(A) sets forth the authorized capital
stock of the Borrower including Borrower's common stock and Preferred Stock, and the number of shares of such capital stock (referred to herein as the "Borrower's Shares") which are issued and outstanding. All such Borrower's Shares are owned by Lone Star Technologies as indicated on SCHEDULE 6.1.2(A). All of the Borrower's Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights in favor of any Person other than Lone Star Technologies outstanding to purchase the Borrower's Shares except as indicated on SCHEDULE 6.1.2(B).

                    6.1.3     SUBSIDIARIES.

                         SCHEDULE 6.1.3(A) states the name of each of the
Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien, other than statutory Permitted Liens. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on SCHEDULE 6.1.3(B).

                    6.1.4     POWER AND AUTHORITY.

                         Each Loan Party has full power to enter into, execute,
deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                    6.1.5     VALIDITY AND BINDING EFFECT.

                         This Agreement has been duly and validly executed and
delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or when executed and delivered will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after the date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by general principles of equity.

                    6.1.6     NO CONFLICT.

                         Neither the execution and delivery of this Agreement or
the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will in any material way conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).

                    6.1.7     LITIGATION.

                         Except as disclosed on Schedule 6.1.7, there are no
actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate may reasonably be expected to result in any Material

Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may reasonably be expected to result in any Material Adverse Change.

               6.1.8     TITLE TO PROPERTIES.

                    All real property owned or leased by each Loan Party and each Subsidiary of each Loan Party is described on SCHEDULE 6.1.8(A). Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. Except as disclosed in SCHEDULE 6.1.8(B), all of the material leases of real property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

               6.1.9     FINANCIAL STATEMENTS.

                         (i)  HISTORICAL STATEMENTS. The Borrower has delivered
to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the three fiscal years ended December 31, 1996 (the "Annual Statements"). In addition, the Borrower has delivered to the Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended June 30, 1997 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                         (ii) ACCURACY OF FINANCIAL STATEMENTS. Neither the
Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments required under GAAP to be disclosed in the Historical Statements or in the notes thereto that are not so disclosed, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may reasonably be expected to cause a Material Adverse Change. Since December 31, 1996, no Material Adverse Change has occurred.

               6.1.10    USE OF PROCEEDS; MARGIN STOCK; SECTION 20 SUBSIDIARIES.

                    6.1.10.1  GENERAL.

               The Loan Parties intend to use the proceeds of the Loans in accordance with Sections 2.8 and 8.1.10.

                    6.1.10.2  MARGIN STOCK.

               None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of Regulation U. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                    6.1.10.3  SECTION 20 SUBSIDIARIES.

               The Loan Parties do not intend to use and shall not use any portion of the proceeds of the Loans, directly or indirectly (i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by as Section 20 Subsidiary and issued by or for the benefit of any Loan Party or any Affiliate of any Loan Party.

               6.1.11    FULL DISCLOSURE.

                    Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially and adversely affects the business, property, assets, financial condition or results of operations of the Loan Parties taken as a whole which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date of the making of this representation in connection with the transactions contemplated hereby.

               6.1.12    TAXES.

                    Except as disclosed in Schedule 6.1.12, all federal, and all material state, local and other, tax returns required to have been filed with respect to each Loan Party and each Subsidiary of the Borrower have been filed, and payment or adequate provision has been made for the payment of all material taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received (except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made) and there are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

               6.1.13    CONSENTS AND APPROVALS.

                    Except for the filing of financing statements and the Patent and Trademark Assignment in the applicable governmental filing offices, no consent, approval, exemption, order or authorization of or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on
SCHEDULE 6.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on SCHEDULE 6.1.13.

               6.1.14    NO EVENT OF DEFAULT: COMPLIANCE WITH INSTRUMENTS.

                    No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

               6.1.15    PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.

                    Each Loan Party and each Subsidiary of the Borrower owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known conflict with the rights of others, except as may be disclosed in SCHEDULE 6.1.15(A). All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Loan Party and each Subsidiary of the Borrower are listed and described on SCHEDULE 6.1.15(B).

               6.1.16    SECURITY INTERESTS.

          Upon completion of the filing and other steps described in the following sentence, the Liens and security interests granted to the Agent for the benefit of the Banks pursuant to the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement in the Collateral will constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law, entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Security Agreement in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Patent, Trademark and Copyright Security Agreement, the Pledge Agreement and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrower.

               6.1.17    STATUS OF THE PLEDGED COLLATERAL.

                    All the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral pledged to the Agent for the benefit of the Banks are, or will be upon issuance, validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien (other than statutory Permitted Liens) or restriction on transfer, except as otherwise provided by the Pledge Agreement and except as the right of the Banks to dispose of the shares, Partnership Interests or LLC Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no shareholder, partnership, limited liability company or other agreements or understandings with respect to the shares of capital stock, Partnership Interests or LLC Interests included in the Pledged Collateral except for the partnership agreements and limited liability company agreements described on SCHEDULE 6.1.17. The Loan Parties have delivered true and correct copies of such partnership agreements and limited liability company agreements to the Agent.

               6.1.18    INSURANCE.

                    SCHEDULE 6.1.18(A) lists all insurance policies to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or to reduce the coverage provided thereby. Except as disclosed in SCHEDULE 6.1.18(B), such policies provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of the Borrower in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

               6.1.19    COMPLIANCE WITH LAWS.

                    The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.24 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

               6.1.20    MATERIAL CONTRACTS; BURDENSOME RESTRICTIONS.

                    SCHEDULE 6.1.20 lists all material contracts relating to the business operations of each Loan Party and each Subsidiary of the Borrower, including all employee benefit plans and written Labor Contracts with ten or more employees or with key managers. All such material contracts are valid, binding and enforceable upon such Loan Party or Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary except in each case for matters which do not constitute a Material Adverse Change. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.

               6.1.21    INVESTMENT COMPANIES; REGULATED ENTITIES.

                    None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

               6.1.22    PLANS AND BENEFIT ARRANGEMENTS.

                    Except as set forth on SCHEDULE 6.1.22:

                    (i) The Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group
(i) have fulfilled
in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any material liability to the PBGC other than for premium payments, and (iii) do not currently have asserted against them or currently owe any penalty for failure to fulfill the minimum funding requirements of ERISA.

                    (ii) To the best of the Borrower's knowledge, each Multi employer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                    (iii) Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                    (iv) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                    (v) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                    (vi) To the extent that any Benefit Arrangement is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                    (vii) All Plans, Benefit Arrangements and Multiemployer Plans have been administered in material accordance with their terms and applicable Law.

               6.1.23    EMPLOYMENT MATTERS.

                    Each of the Loan Parties and each of their Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would constitute a Material Adverse Change.
The Borrower has delivered to the Agent true and correct copies of each of the written Labor Contracts with ten or more employees or with key managers.

               6.1.24    ENVIRONMENTAL MATTERS.

                    Except as disclosed on SCHEDULE 6.1.24:

                    (i) None of the Loan Parties or any Subsidiaries of any Loan Party has received any Environmental Complaint from any Official Body or private Person alleging that such Loan Party or Subsidiary or any prior owner of any of the Property is currently a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 ET SEQ., or any other federal or state list of environmentally problematic sites under which any Loan Party may be required to undertake remedial activities pursuant to applicable Environmental Laws and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received with respect to one or more matters which might reasonably be expected to require them to make material expenditures for unbudgeted remediation of environmental conditions during the term of this Agreement. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or Subsidiary of any Loan Party or, to any Loan Party's knowledge, any prior owner of any of the Property pertaining to, or arising out of, any Environmental Conditions with respect to one or more matters which might reasonably be expected to require them to make material expenditures for unbudgeted remediation of environmental conditions during the term of this Agreement.

                    (ii) There are no known circumstances at, on or under any of the Property that constitute a material breach of or material non-compliance with any Environmental Laws, and there are no known past or present Environmental Conditions at, on or under any of the Property or, to any Loan Party's knowledge, at, on or under adjacent property, that prevent material compliance with the Environmental Laws at any of the Property except for those matters, if any, which are being addressed under the supervision of an Official Body with jurisdiction over such matters.

                    (iii) Neither any of the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in material compliance with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under any of the Property, or, to any Loan Party's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a material breach of or otherwise not a material violation of the Environmental Laws and except for those matters, if any, which are being addressed under the supervision of an Official Body with jurisdiction over such matters.

                    (iv) There are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in material compliance with all Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks known to the Loan Parties and previously used for the management of Regulated Substances at, on or under any of the Property that have not either been closed in place in material accordance with Environmental Laws or removed in material compliance with all applicable Environmental Laws and no known contamination associated with the use of such tanks exists on any of the Property that is not in material compliance with Environmental Laws.

                    (v) Each Loan Party and each Subsidiary of any Loan Party has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party or Subsidiary as presently conducted. Each Loan Party and each Subsidiary of any Loan Party has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to current operations on any of the Property.

                    (vi) All present and to any Loan Party's knowledge all past on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances to the extent done by the Loan Parties, have been done in material compliance with Environmental Laws; and to the extent done by other Persons on behalf of the Loan Parties, the Loan Parties have no actual knowledge that such activities have not been done by such other Persons in material accordance with the Environmental Laws.

     For purposes of this Section 6.1.24 with respect to any fines, penalties or remediation activities (other than those identified in the Loan Party's most recent budget as submitted to the Agent and the Banks during the fall of each year) the term "material" shall mean in the aggregate any events or occurrences which either result in the actual expenditure of funds by any Loan Party or based upon reasonably determined cost estimates are likely to result in the expenditure of funds by any Loan Party in excess of $1,000,0000 within a single calendar year.

                    6.1.25    SENIOR DEBT STATUS.

                         The Obligations of each Loan Party under this
Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least PARI PASSU in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

     6.2  UPDATES TO SCHEDULES.

     Should any of the information or disclosures on any of the following Schedules attached hereto be outdated or incorrect in any material respect as of the date on which Borrower delivers its compliance certificate for each fiscal quarter end pursuant to Section 8.3.3. Borrower shall deliver an amended and restated form of such Schedule together with such compliance certificate:

     Schedule 6.1.1      -    Qualifications to do Business
     Schedule 6.1.2(A)   -    Capitalization (List)
     Schedule 6.1.3(A)   -    Subsidiaries (List)
     Schedule 6.1.8(A)   -    Owned and Leased Real Property (List)
     Schedule 6.1.15(B)  -    Patents, Trademarks, Copyrights, Licenses, etc.
                              (List)
     Schedule 6.1.17     -    Patents, Trademarks, Copyrights, Licenses, etc.
     Schedule 6.1.18(A)  -    Insurance Policies (List)
     Schedule 6.1.20     -    Material Contracts

     Should any of the information or disclosures provided on any of the Schedules listed below become outdated or incorrect in any material respect at any time during the term of this Agreement, the Borrower shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; PROVIDED, however that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule:

     Schedule 6.1.2(B)   -    Capitalization (Exception)
     Schedule 6.1.3(B)   -    Subsidiaries (Exception)
     Schedule 6.1.7      -    Litigation
     Schedule 6.1.8(B)   -    Owned and Leased Real Property (Exception)
     Schedule 6.1.12     -    Taxes
     Schedule 6.1.13     -    Consents and Approvals
     Schedule6.1.15(A)   -    Patents, Trademarks, Copyrights, Licenses, etc.
                              (Exception)
     Schedule 6.1.18(A)  -    Insurance Policies (Exception)
     Schedule 6. 1.22    -    Employee Benefit Plan Disclosures
     Schedule 6. 1.24    -    Environmental Disclosures

     Should any of the information or disclosures provided on Schedule A to the Security Agreement become outdated or incorrect at any time during the term of this Agreement, the Borrower shall provide the Agent in writing with such revision or update to such Schedule as may be necessary or appropriate to update or correct same in accordance with Section 8.3.6(ii).

     7. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

     The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

          7.1  FIRST LOANS AND LETTERS OF CREDIT.

          On the Closing Date:

                    7.1.1     OFFICER'S CERTIFICATE.

                         The representations and warranties of each of the
Loan Parties contained in Section 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

                    7.1.2     SECRETARY'S CERTIFICATE.

                         There shall be delivered to the Agent for the
benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                                  (i)   the directors' resolutions or similar
action taken by each Loan Party in connection with this Agreement and the other Loan Documents;

                                  (ii)  the names of the officer or officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                                  (iii) copies of its organizational
documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with reasonably current certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.

     7.1.3     DELIVERY OF LOAN DOCUMENTS.

          The Guaranty Agreement, the Notes, the Patent, the Trademark and Copyright Assignment, the Intercompany Subordination Agreement, the Pledge Agreement and the Security Agreement shall have been duly executed by all of the appropriate parties and delivered to the Agent for the benefit of the Banks, together with all appropriate financing statements.

     7.1.4     OPINION OF COUNSEL.

          There shall be delivered to the Agent for the benefit of each Bank written opinions of Thompson and Knight, P.C., and Robert F. Spears, Esq., counsel for the Loan Parties and Lone Star Technologies (relating to the Intercompany Subordination Agreement) (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel:

               (i)  as to the matters set forth in EXHIBIT 7.1.4; and

               (ii) as to such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

     7.1.5     LEGAL DETAILS.

          All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

     7.1.6     PAYMENT OF FEES.

          The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid all fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed and submitted bills for reimbursement, if applicable.

     7.1.7     CONSENTS.

          All material consents required to effectuate the transactions contemplated hereby as set forth on SCHEDULE 6.1.13 shall have been obtained.

          7.1.8     OFFICER'S CERTIFICATE REGARDING MACs.

               Since December 31, 1996 no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party or Subsidiary of any Loan Party (other than promotions of officers and transfers of officers from one or more Loan Parties to the other Loan Parties or to Loan Star Technologies); and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

          7.1.9     NO VIOLATION OF LAWS.

               The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or Lone Star Technologies or any of the Banks.

          7.1.10    NO ACTIONS OR PROCEEDINGS.

               No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

          7.1.11    INSURANCE POLICIES; CERTIFICATES OF INSURANCE;
ENDORSEMENTS.

               The Loan Parties shall have delivered evidence acceptable to the Agent that adequate insurance in compliance with Section 8.1.3 [Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid, together with a copy of each Loan Party's casualty insurance policy or policies evidencing coverage satisfactory to the Agent, with additional insured and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured and lender loss payee.

          7.1.12    FILING RECEIPTS; LIEN SEARCHES.

               The Agent shall have received (1) signed originals of all documents to be recorded in order to perfect the Lien of the Banks on the Collateral and (2) results of lien searches evidencing to the Agent's satisfaction that there exist no Liens other than Permitted Liens on the assets of the Loan Parties and the Liens in favor of the Agent constitute a Prior Security Interest in favor of the Agent for the benefit of the Banks.

          7.1.13    ADMINISTRATIVE QUESTIONNAIRE.

               Each of the Banks and the Borrower shall have completed and delivered to the Agent the Agent's form of administrative questionnaire.

          7.1.14    REPAYMENT OF EXISTING INDEBTEDNESS; PAYOFF LETTERS.

               The Borrower shall have repaid all obligations owed to the lenders under the Existing Credit Agreement and shall have delivered a satisfactory payoff letter to the Agent evidencing the same. It is acknowledged that the Borrower may request from the Agent a Letter Credit hereunder in favor of CITBC securing payment by Borrower of Borrower's reimbursement obligations under a letter of credit which is outstanding under the Existing Credit Agreement for the period between the Closing Date and the date on which such letter of credit has been either terminated or replaced.

          7.1.15    PROCESSOR AND WAREHOUSEMAN'S AGREEMENTS.

               Each Loan Party shall request from each Processor or Warehouseman to which such Loan Party as of the Closing Date has delivered possession of $1,000,000 or more of its inventory for processing by such Processor or holding by such Warehouseman, as applicable, the Processor Agreement or Warehouseman's Agreement referred to in Section 8.1.13 provided that the failure to obtain such Processor Agreement or Warehouseman's Agreement shall not constitute a Potential Default or an Event of Default, except to the extent provided in Section 8.1.13.2.

     7.2  EACH ADDITIONAL LOAN OR LETTER OF CREDIT.

     At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 6 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except (a) representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein, and (b) if the Loan Parties update any Schedule listed in the first (but not the second) paragraph of
Section 6.2 on or before the time that the Borrower is required to deliver its compliance certificate for one of its fiscal quarters, then such Schedule shall be deemed to have been updated at such time (or times) within such fiscal quarter as the event (or events) giving rise to such update occurred or at the beginning of such fiscal quarter if such event (or events) occurred (assuming that such events occurred within such quarter)) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the

Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

8. COVENANTS

     8.1  AFFIRMATIVE COVENANTS.

     The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Reimbursement Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

          8.1.1     PRESERVATION OF EXISTENCE, ETC.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Etc.].

          8.1.2     PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in a Material Adverse Change, PROVIDED that the Loan Parties and their Subsidiaries will pay all such liabilities (which have not promptly been stayed or enjoined) forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

          8.1.3     MAINTENANCE OF INSURANCE.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent. At the request of the Agent, the Loan Parties shall deliver to the Agent (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and
(y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Agent, which shall (i) specify the Agent as an additional insured, mortgagee and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured, (ii) provide that the interest of the Banks shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise,
(iv) provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Commitments have terminated, (v) provide, except in the case of public liability insurance and workmen's compensation insurance, that all insurance proceeds for losses of less than $1,000,000 shall be adjusted with and payable to the applicable Loan Parties and that all insurance proceeds for losses of $1,000,000 or more shall be adjusted with and payable to the Agent, (vi) include effective waivers by the insurer of all claims for insurance premiums against the Agent, (vii) provide that no cancellation of such policies for any reason (including non-payment of premium) nor any change therein shall be effective until at least thirty (30) days after receipt by the Agent of written notice of such cancellation or change, (viii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (ix) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The applicable Loan Parties shall notify the Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline.

          8.1.4     MAINTENANCE OF PROPERTIES AND LEASES.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

          8.1.5     MAINTENANCE OF PATENTS, TRADEMARKS, ETC.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

          8.1.6     VISITATION RIGHTS.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, PROVIDED that each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection. In the event any Bank desires to conduct an audit of any Loan Party, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

          8.1.7     KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

               The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

          8.1.8     PLANS AND BENEFIT ARRANGEMENTS.

               The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements (including provisions relating to the qualification of Plans and Benefit Arrangements under Section 401 of the Internal Revenue Code), except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

          8.1.9     COMPLIANCE WITH LAWS.

               Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, PROVIDED that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

          8.1.10    USE OF PROCEEDS.

               The Loan Parties will use the Letters of Credit and the proceeds of the Loans only for general corporate purposes, including (i) for working capital, (ii) to fund redemptions of Preferred Stock permitted hereunder, (iii) to finance Permitted Acquisitions, or (iv) to repay and terminate Indebtedness outstanding under the Existing Credit Agreement. The Loan Parties will not use the Letters of Credit and the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

          8.1.11    FURTHER ASSURANCES.

               Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

          8.1.12    SUBORDINATION OF INTERCOMPANY LOANS.

               8.1.12.1  BY LONE STAR TECHNOLOGIES.

               Lone Star Technologies shall subordinate any intercompany Indebtedness, loans or advances owed by any Loan Party to Lone Star Technologies pursuant to the terms of the Subordination Agreement in the form of EXHIBIT 1.1(I)(2).

               8.1.12.2  BY LOAN PARTIES.

               Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement in the form of EXHIBIT 1.1(I)(1).

          8.1.13    PROCESSORS AND WAREHOUSEMEN'S AGREEMENTS.

               8.1.13.1  INDIVIDUAL PROCESSOR OR WAREHOUSEMAN'S LIMIT.

               Each Loan Party shall request from each processor (each a "Processor") or warehouseman (each a "Warehouseman") to which such Loan Party shall at any time deliver possession of $1,000,000 or more of its inventory for processing by such Processor or Warehouseman the documents listed in (i) and (ii) below and deliver such documents to the Agent (collectively such documents are referred to as the "Collateral Package"):

                    (i) an agreement in the form of EXHIBIT 8.1.13(A)(1) executed by such Processor or in the form of EXHIBIT 8.1.13(A)(2) FROM EACH Warehouseman; and

                    (ii) a financing statement in the form of Exhibit 8.1.13(B) acknowledging the rights of the applicable Loan Party and the Agent in such inventory.

               8.1.13.2  AGGREGATE LIMIT ON OFF-SITE INVENTORY.

               The Loan Parties shall not at any time permit the aggregate amount of Non-Qualified Inventory of the Loan Parties to exceed 20% of the total Inventory of the Loan Parties.

     8.2  NEGATIVE COVENANTS.

     The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Reimbursement Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

          8.2.1     INDEBTEDNESS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                     (i)  Indebtedness under the Loan Documents;

                     (ii) Existing Indebtedness as set forth on SCHEDULE
8.2.1 (including any extensions or renewals thereof, PROVIDED there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on SCHEDULE 8.2.1;

                    (iii) Indebtedness secured by Purchase Money Security Interests not exceeding $1,000,000 in the aggregate;

                     (iv) Indebtedness of a Loan Party to another Loan Party which is subordinated in accordance with the provisions of Section 8.1.12 [Subordination of Intercompany Loans];

                      (v) Indebtedness of a Loan Party to Lone Star Technologies provided that

                         (a)  such Indebtedness shall be subordinated in
accordance with the provisions of Section 8.1.12 [Subordination of Intercompany Loans];

                         (b)  no Potential Default or Event of Default shall
exist immediately prior to and after giving effect to the incurrence of such Indebtedness; and

                         (c)  the Borrower shall demonstrate that it shall be
in compliance with the covenant contained in Section 8.2.16[Maximum Leverage Ratio], provided that (i) Borrower shall compute the numerator of such Leverage Ratio (Indebtedness) as of the date on which Borrower incurs such Indebtedness and the denominator of Leverage Ratio as of the four quarters ending on the last day of the quarter preceding such date of incurrence. Borrower shall deliver to the Agent and the Banks at least five (5) Business Days prior to the date on which Borrower incurs such Indebtedness a certificate in the form of EXHIBIT 8.2.5 evidencing such compliance; and

                    (vi) Indebtedness under (A) hedging agreements for the sole purpose of protecting against risks associated with the fluctuations in the price of natural gas, electricity and other fuels or feedstocks reasonably expected to be owned or consumed by the Loan Parties in the ordinary course of business (and not for speculative purposes) and (B) an Interest rate protection agreement protecting against interest rate risk associated with the Borrower's Obligations hereunder, in either case (of (A) or (B)) with a financial institution reasonably acceptable to the Agent.

          8.2.2     LIENS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

          8.2.3     GUARANTIES.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, except for Guaranties of Indebtedness of the Loan Parties which is permitted under Section 8.2.1.

          8.2.4     LOANS AND INVESTMENTS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                    (i) trade credit extended on usual and customary terms in the ordinary course of business;

                    (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                   (iii) Permitted Investments and Permitted Acquisitions;

                    (iv) loans, advances and investments in other Loan Parties; and

                     (v) other investments not described above, provided that the total cash and other property given or Indebtedness incurred in connection therewith does not exceed $5,000,000 in the aggregate at any time outstanding.

          8.2.5     DIVIDENDS AND RELATED DISTRIBUTIONS.

               Except as provided in this Section 8.2.5 below, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

               (A) make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests or make any payments on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, or

               (B) make or pay any amounts, whether principal, interest or otherwise, on or in respect of loans or other obligations of a Loan Party to Lone Star Technologies or otherwise make payments, transfer assets or pay or provide any consideration (including incurring or assuming debt or other obligations) to Lone Star Technologies or any Affiliates of Lone Star Technologies other than the Loan Parties.

               Notwithstanding the preceding sentence, the Loan Parties may

               (i) make regularly scheduled payments of principal or interest under the Slab Financing Arrangement provided that no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such payment; or

                (i) pay dividends or make other distributions or payments to another Loan Party, or

               (ii) pay a dividend or make a payment on Indebtedness incurred in accordance with Section 8.2.1(v) to Lone Star Technologies, provided that

                    (a) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such dividend;

                    (b) the Borrower shall demonstrate that it shall be in compliance with the covenants contained in the sections listed in the grid below computed as of the dates and subject to the adjustments set forth in such grid. Borrower shall deliver to the Agent and the Banks at least five
(5) Business Days prior to the date on which Borrower pays such dividend (the "Dividend Payment Date") a certificate in the form of EXHIBIT 8.2.5 evidencing such compliance.

Covenant - Section      Covenant - Title      Date of Computation; Adjustments
------------------

Section 8.2.15         Minimum Interest       Four quarters ending on the
                       Coverage Ratio         quarter preceding the Dividend
                                              Payment Date, except that the
                                              denominator (clause (ii) in the
                                              definition of "Interest Coverage
                                              Ratio") shall be increased by
                                              the amount of such dividend

Section 8.2.16         Maximum Leverage       Numerator (Indebtedness)--As of
                       Ratio                  the Dividend Payment Date after
                                              giving effect to any
                                              Indebtedness incurred on such
                                              Dividend Payment Date

                                              Denominator--Four quarters
                                              ending on the quarter preceding
                                              the Dividend Payment Date

Section 8.2.17         Minimum Tangible Net   Base Net Worth--computed as of
                       Worth                  the end of the quarter preceding
                                              the date of the dividend

                                              Consolidated Tangible Net Worth-
                                              -computed as of the end of the
                                              quarter preceding the Dividend
                                              Payment Date, but decreased by
                                              the amount of such dividend

Section 8.2.18         Minimum Working        Computed as of the Dividend
                       Capital                Payment Date after giving effect
                                              thereto

               (iii) make reimbursements to Lone Star Technologies for costs and expenses, including payroll expenses for employees of Lone Star Technologies, incurred by Lone Star Technologies provided that the aggregate amount per year shall not exceed $4,000,000 and provided that one of the following ((A), (B) or (C) below) is true:

                    (A) If Lone Star Technologies has not formed or acquired any Subsidiaries (each an "Affiliate Subsidiary") other than the Borrower and the Loan Parties, and is not undertaking to form or acquire, or investigating the formation or acquisition of, an Affiliate Subsidiary, then all such costs and expenses incurred shall be for the benefit of the Loan Parties, or

                    (B) If Lone Star Technologies has not formed or acquired any Affiliate Subsidiary but is undertaking to form or acquire, or investigating the formation or acquisition of, an Affiliate Subsidiary, then all such costs and expenses shall either be for the benefit of the Loan Parties or for such undertaking or investigation and for no other purpose (including the making of a dividend to the shareholders of Lone Star Technologies) and shall be allocated to the Loan Parties and to such undertaking or investigation in a reasonable and customary manner, or

                    (C) if Lone Star Technologies has formed or acquired any Affiliate Subsidiaries, then Lone Star Technologies may allocate such costs and expenses between such Affiliate Subsidiaries and the Loan Parties pursuant to a cost sharing agreement provided that

                         (1)  such agreement is reasonable as determined by
the Agent prior to such time as such agreement is entered into, and

                         (2)  all such costs and expenses so incurred and
allocated to the Loan Parties and the Affiliate Subsidiaries shall be for the benefit of the Loan Parties or such Affiliate Subsidiaries and for no other purpose.

               (iv) redeem by cash payment the Borrower's Preferred Stock (including cash dividends payable on such Preferred Stock that are accrued but not paid on the date of such redemption), provided that:

                    (a) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such redemption;

                    (b) the Borrower shall demonstrate that it shall be in compliance with the covenants contained in the sections listed in the grid below computed as of the dates and subject to the adjustments set forth in such grid. Borrower shall deliver at least five (5) Business Days prior to the date on which Borrower makes such redemption payment (the "Redemption Payment Date") a certificate in the form of EXHIBIT 8.2.5 evidencing such compliance.

  Covenant - Section    Covenant - Title       Date of Computation; Adjustments
  ------------------

Section 8.2.15          Minimum Interest       Four quarters ending on the
(applies only if the    Coverage Ratio         quarter preceding the Redemption
Borrower shall pay                             Payment Date, except that the
accrued cash                                   denominator (clause (ii) in the
dividends in                                   definition of "Interest Coverage
connection with the                            Ratio") shall be increased by
redemption)                                    the amount of such cash
                                               dividend.

Section 8.2.16         Maximum Leverage        Numerator (Indebtedness)--As of
                       Ratio                   the Redemption Payment Date
                                               after giving effect to any
                                               Indebtedness incurred on such
                                               Redemption

                                               Payment Date

                                               Denominator--Four quarters
                                               ending on the quarter preceding
                                               the Redemption Payment Date

Section 8.2.17         Minimum Tangible        Base Net Worth--computed as of
                       Net Worth               the end of the quarter preceding
                                               the date of such redemption
                                               payment, but decreased by the
                                               amount of such redemption
                                               payment

                                               Consolidated Tangible Net Worth-
                                               -computed as of the end of the
                                               quarter preceding the Redemption
                                               Payment Date, but decreased by
                                               the amount of such redemption
                                               payment

Section 8.2.18         Minimum Working         Computed as of the Redemption
                       Capital                 Payment Date after giving effect
                                               thereto

               (v) pay dividends in the form of Borrower's common stock or the Borrower's Preferred Stock.

          8.2.6     LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or (except as provided under Section 8.2.7) acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, PROVIDED that

               (1) any Loan Party or Subsidiary other than the Borrower may consolidate or merge into or be dissolved into the Borrower or another Loan Party which is wholly-owned by one or more of the other Loan Parties, and

               (2) any Loan Party may acquire, whether by purchase or by merger, whether accounted for as a purchase or a pooling or otherwise (A) ownership interests of another Person or (B) substantially all of the assets of another Person or of a business or division of another Person (each a "Permitted Acquisition"), PROVIDED that each of the following requirements is met:

                    (i) if the Loan Parties are acquiring the ownership interests in such Person, such interest shall include a majority of each class of voting securities and the power to elect a majority of the directors or other equivalent governing individuals with respect to such Person;

                    (ii) if the Loan Parties are acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 11.18 [Joinder of Guarantors] on or before the date of such Permitted Acquisition;

                    (iii) the Loan Parties, such Person and its owners, as applicable, shall grant Liens in the assets of or acquired from and stock or other ownership interests in such Person and otherwise comply with Section
11.18 [Joinder of Guarantors] on or before the date of such Permitted
Acquisition;

                     (iv) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties also shall have delivered to the Banks written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

                     (v) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.10 [Continuation of or Change in Business], EXCEPT that the Loan Parties may make an acquisition of assets or stock of a Person in another line of business provided that total Consideration paid or incurred in connection therewith does not exceed $5,000,000 (the "Permitted Other Line of Business Acquisition");

                    (vi) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

                   (vii) the Borrower shall demonstrate that it shall be in compliance with the covenants contained in the sections listed in the grid below computed as of the dates and subject to the adjustments set forth in such grid. Borrower shall deliver at least five (5) Business Days prior to the date on which Borrower makes such Permitted Acquisition payment (the "Acquisition Date") a certificate in the form of EXHIBIT 8.2.6 evidencing such compliance.

Covenant - Section     Covenant - Title        Date of Computation; Adjustments
------------------

 Section 8.2.16        Maximum Leverage        Numerator (Indebtedness)--As of
                       Ratio                   the Acquisition Date after
                                               giving effect to any
                                               Indebtedness incurred on such
                                               Acquisition Date

                                               Denominator--Four quarters
                                               ending on the last day of the
                                               quarter preceding the
                                               Acquisition Date

 Section 8.2.17        Minimum Tangible Net    Base Net Worth--computed as of
                       Worth                   the end of the quarter preceding
                                               the date of such Permitted

                                               Acquisition,

                                               Consolidated Tangible Net Worth-
                                               -computed as of the end of the
                                               quarter preceding the
                                               Acquisition Date, but adjusted
                                               for transactions on the
                                               Acquisition Date

 Section 8.2.18        Minimum Working         Computed as of the Acquisition
                       Capital                 Date after giving effect thereto


                    (viii) the Loan Parties shall deliver to the Agent at least five (5) Business Days before such Permitted Acquisition then current drafts (with the executed versions to be delivered promptly after their execution) of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Agent such other information about such Person or its assets as any Loan Party may reasonably require.

          8.2.7     DISPOSITIONS OF ASSETS OR SUBSIDIARIES.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

               (i) transactions involving the sale of Inventory of the Loan Parties or Consigned Inventory in the ordinary course of business;

              (ii) any sale, transfer, lease or other disposition of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

             (iii) any sale, transfer or lease of assets by a Loan Party or its Subsidiary to another Loan Party; provided that the Loan Parties shall on or before such transfer deliver and record all documents necessary or appropriate, as determined by the Agent, to perfect or otherwise establish first priority Liens in all such personal property in favor of the Agent for the benefit of the Banks following such transfer;

              (iv) any sale, transfer, lease or other disposition of assets in the ordinary course of business which are replaced by substitute assets acquired or leased, PROVIDED such substitute assets (if personal property) are subject to the Banks' Prior Security Interest; or

               (v) any sale of accounts receivable of the Borrower to a purchaser or any assignment of such accounts to a lender provided that (i) the amount of the proceeds from such sale or loan, as the case may be, shall be an integral multiple of $5,000,000, (ii) the Revolving Credit Commitments shall be reduced by the amount of such proceeds (such reduction shall be allocated ratably among the Banks) and the Borrower shall otherwise comply with Section 2.1.3.2, (iii) the Borrower shall apply such proceeds to repay the Loans to the extent the Revolving Facility Usage exceeds the amount of the Revolving Credit Commitments as so reduced, and (iv) the purchaser or lender, as applicable, shall not have any recourse against any Loan Party or any Subsidiary of any Loan Party for payment of any portion of the purchase price or loan, as the case may be, or for any interest thereon or other obligations related to such sale or loan.

          8.2.8     AFFILIATE TRANSACTIONS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to) any of its Affiliates that is not a Loan Party, unless such transaction is not otherwise prohibited by this Agreement, is entered into upon fair and reasonable arm's length terms and conditions (or terms and conditions more favorable to the Loan Parties) which are fully disclosed to the Agent, and is in accordance with all applicable Law. The Banks acknowledge that transactions under the Borrower's present cost sharing agreement (provided that such transactions meet the requirements of Section 8.2.5(iii)) and under the Slab Financing Arrangement satisfy the foregoing requirements.

          8.2.9     SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) the Inactive Subsidiaries, and (iii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 11.18 [Joinder of Guarantors], provided that (A) such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Agent for the benefit of the Banks in all personal property held by, and stock of or other ownership interests in, such Subsidiary, and (B) any Inactive Subsidiary shall at all times have no assets other than immaterial assets consisting of receivables from Affiliates in amounts not exceeding $10,000 in the aggregate (i.e. for all Inactive Subsidiaries), voluntarily incur no liabilities and conduct no business, unless and until it joins this Agreement as a Guarantor pursuant to Section
11.18 (at which time it shall cease to be an Inactive Subsidiary). Each of the Loan Parties shall not become or agree to (1) become a general partner in any general or limited partnership, except that the Loan Parties may be general partners in other Loan Parties, or (2) become a joint venturer or hold a joint venture interest in any joint venture.

          8.2.10    CONTINUATION OF OR CHANGE IN BUSINESS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than Oilfield products, specialty tubing and flat rolled steel and other tubular products and services, including tubular processing and fabrication, and such Loan Party or Subsidiary shall not permit any material change in such business, except that the Loan Parties may make a Permitted Other Line of Business Acquisition, subject to Section 8.2.6.

          8.2.11    PLANS AND BENEFIT ARRANGEMENTS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

                     (i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

                    (ii) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

                   (iii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                    (iv) fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                     (v) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

                    (vi) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

                   (vii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA;

                  (viii) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change; or

                    (ix) permit any Plan or Benefit Arrangement which has been qualified under Section 401 of the Internal Revenue Code to cease to be so qualified.

          8.2.12    FISCAL YEAR.

               The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning January l and ending December 31

          8.2.13    ISSUANCE OF STOCK.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof except for (i) shares of Loan Parties other than the Borrower issued to another Loan Party and pledged to the Agent and (ii) shares of the Borrower issued to Lone Star Technologies.

          8.2.14    CHANGES IN ORGANIZATIONAL DOCUMENTS.

               Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least ten (10) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Banks.

          8.2.15    MINIMUM INTEREST COVERAGE RATIO.

               The Loan Parties shall not permit the Interest Coverage Ratio, calculated as of the end of each fiscal quarter for the period of four (4) fiscal quarters then ended, to be less than 4.0 to 1.0.

          8.2.16    MAXIMUM LEVERAGE RATIO.

               The Loan Parties shall not at permit the Leverage Ratio to exceed 3.0 to 1.0 at the end of any fiscal quarter.

          8.2.17    MINIMUM TANGIBLE NET WORTH.

               The Borrower shall not at any time permit Consolidated Tangible Net Worth to be less than Base Net Worth.

          8.2.18    MINIMUM WORKING CAPITAL.

               The Loan Parties shall not at any time permit the difference between the amounts in the following clauses (i) and (ii) to be less than $75,000,000: (i) consolidated current assets (excluding cash and marketable securities to the extent that the amount thereof does not exceed the amount of the Revolving Credit Loans outstanding at such time) of the Borrower and its Subsidiaries and (ii) consolidated current liabilities of the Borrower and its Subsidiaries (excluding from current liabilities the amount of the Revolving Credit Loans outstanding, whether or not normally required to be included or excluded under GAAP).

          8.2.19    NEGATIVE PLEDGES-- ASSETS OF THE LOAN PARTIES.

               Each of the Loan Parties covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to, enter into any agreement with any Person which prohibits, or limits in any manner the right of any of the Loan Parties from granting any Liens on any of their assets (other than assets subject to Permitted Liens) to the Agent or the Banks.

          8.2.20    SLAB FINANCING AGREEMENT.

               The Borrower shall not amend or modify the Slab Financing Arrangement without the prior consent of the Required Banks.

     8.3  REPORTING REQUIREMENTS.

     The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Reimbursement Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the Banks:

          8.3.1     QUARTERLY FINANCIAL STATEMENTS.

               As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidating and consolidated balance sheet as of the end of such fiscal quarter and related consolidating and consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

          8.3.2     ANNUAL FINANCIAL STATEMENTS.

               As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidating and consolidated balance sheet as of the end of such fiscal year, and related consolidating and consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Agent and the Banks substantially to the effect that, in connection with their audit, nothing came to their attention that caused them to believe that (i) the Loan Parties were was not in compliance with (or any Event of Default existed under) Section 9. l of this Agreement, insofar as such compliance (or Event of Default) relates to accounting matters; and (ii) the calculations by Borrower in its compliance certificate of its covenants set forth in Section
8.2 are not fairly stated, in all material respects, in relation to the audited financial statements from which they were derived. If the independent public accountants believe that the Loan Parties were not in compliance with any of the terms, covenants, provisions, or conditions or the calculations are not fairly stated in relation to the financial statements the accountants letter should state such and the nature thereof.

          8.3.3     CERTIFICATE OF THE BORROWER.

               Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to Sections 8.3.1
[Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of EXHIBIT 8.3.3, to the effect that, except as described pursuant to Section 8.3.4
[Notice of Default] or as otherwise specified in such certificate, (i) the representations and warranties of the Borrower contained in Section 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2 [Negative Covenants].

          8.3.4     NOTICE OF DEFAULT.

               Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default.

          8.3.5     NOTICE OF LITIGATION.

               Promptly after the commencement thereof; notice of all actions, suits or proceedings, and promptly after any Loan Party becomes aware thereof, notice of any investigations, before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which involve a claim to the Collateral worth $100,000 or more or involve a claim or series of claims in excess of $5,000,000 in the aggregate or which if adversely determined would constitute a Material Adverse Change.

          8.3.6     CERTAIN EVENTS.

               Written notice to the Agent:

                    (i) within the time limits set forth in Section 8.2.14 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party; and

                    (ii) at least fifteen (15) calendar days prior thereto, with respect to any change in any Loan Party's locations from the locations set forth in Schedule A to the Security Agreement.

          8.3.7     BUDGETS. FORECASTS. OTHER REPORTS AND INFORMATION.

               Promptly upon their becoming available to the Borrower:

                    (i) the annual budget and any forecasts or projections of the Borrower, to be supplied prior to commencement of the fiscal year to which any of the foregoing may be applicable,

                    (ii) any press releases relating to the Borrower or any other Loan Party;

                    (iii) any management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

                    (iv) any reports, notices or proxy statements generally distributed by Lone Star Technologies to its stockholders on a date no later than the date supplied to such stockholders,

                    (v) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by Lone Star Technologies with the Securities and Exchange Commission,

                    (vi) a copy of any final order or judgment in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body, and

                    (vii) such other reports and information as any of the Banks may from time to time reasonably request.

          8.3.8     NOTICES REGARDING PLANS AND BENEFIT ARRANGEMENTS.

                    8.3.8.1   CERTAIN EVENTS.

               Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                    (i) any Reportable Event with respect to the Borrower or any other member of the ERISA Group (other than any for which the obligation to report said Reportable Event to the PBGC has been waived),

                    (ii) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                    (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

                    (iv) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof, where such withdrawal is likely to result in material withdrawal liability,

                    (v) any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                    (vi) withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan,

                    (vii) a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                    (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA,

                    (ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions, or

                    (x) the assertion by the Internal Revenue Service that any Plan or Benefit Arrangement which has been qualified under Section 401 of the Internal Revenue Code has ceased to be so qualified.

                    8.3.8.2   NOTICES OF INVOLUNTARY TERMINATION AND ANNUAL
REPORTS.

               Promptly (a) after receipt thereof copies of all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                    8.3.8.3   NOTICE OF VOLUNTARY TERMINATION.

               Promptly upon the filing thereof copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the Internal Revenue Service or Form 600, or any successor or equivalent form to Form 600, filed with the PBGC in connection with the termination of any Plan.

                    9.   DEFAULT

     9.1  EVENTS OF DEFAULT.

     An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

          9.1.1     PAYMENTS UNDER LOAN DOCUMENTS.

               The Borrower shall fail to pay on the due date thereof any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Reimbursement Borrowing or shall fail to pay within one (1) Business Day of the due date thereof any interest on any Loan , Reimbursement Obligation or Reimbursement Borrowing or any other amount owing hereunder or under the other Loan Documents;

          9.1.2     BREACH OF REPRESENTATION OR WARRANTY.

               Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

          9.1.3     BREACH OF NEGATIVE COVENANTS OR VISITATION RIGHTS.

               Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.6 [Visitation Rights] or
Section 8.2 [Negative Covenants];

          9.1.4     BREACH OF OTHER COVENANTS.

               Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of fifteen (15) Business Days after any Senior Officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

          9.1.5     DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

               A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $5,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

          9.1.6     FINAL JUDGMENTS OR ORDERS.

               Any final judgments or orders for the payment of money in excess of $5,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

          9.1.7     LOAN DOCUMENT UNENFORCEABLE.

               Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in any material respect or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any material respect be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

          9.1.8     UNINSURED LOSSES: PROCEEDINGS AGAINST ASSETS.

               There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $100,000 or the Collateral in excess of $100,000 or any other of the Loan Parties' material assets are attached, seized, levied upon or subjected to a writ or distress warrant,; or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors, and the same is not cured within thirty (30) days thereafter. For the purpose of this Section 9.1.8: (i) any loss shall be deemed to be insured to the extent that it is covered by insurance but the Loan Parties do not receive compensation therefor because the amount recoverable (or portion thereof) is less than or equal to the deductible amount under such policy, and (ii) Collateral shall be valued at using a method other than replacement cost;

          9. 1.9    NOTICE OF LIEN OR ASSESSMENT.

               A notice of Lien or assessment in excess of $1,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' assets in excess of $1,000,000 by the United States, or any department, agency or instrumentality thereof or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid as required under Section 8.1.2;

          9.1.10    INSOLVENCY.

               Any Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

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

          9.1.11    EVENTS RELATING TO PLANS AND BENEFIT ARRANGEMENTS.

               Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of(i), (ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; or (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; and, with respect to any of the events specified in (v), (vi), (vii) or (viii), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

          9.1.12    CESSATION OF BUSINESS.

               Any Loan Party ceases to conduct its business as contemplated, except as expressly permitted under Section 8.2.6 [Liquidations, Mergers, Etc.] or Section 8.2.7 [Dispositions of Assets or Subsidiaries], or any Loan Party is enjoined, restrained or in any -way prevented by court order from conducting all or a substantial part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

          9.1.13    CHANGE OF CONTROL.

                    (i) Lone Star Technologies shall cease to own 100% of the capital stock of the Borrower or shall pledge, transfer, hypothecate or grant a Lien on any such capital stock; or (ii) within a period of twelve
(12) consecutive calendar months, individuals who constituted a majority of the Borrower's Board of Directors at the beginning of such period (together with any new directors whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a majority of the director s still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Borrower's Board of Directors then in office.;

          9.1.14    INVOLUNTARY PROCEEDINGS.

               A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party without such Loan Party's consent or acquiescence in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

          9.1.15    VOLUNTARY PROCEEDINGS.

               Any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent or acquiesce to the entry of an order for relief in an involuntary case under any such law, or shall consent or acquiesce to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

     9.2  CONSEQUENCES OF EVENT OF DEFAULT.

          9.2.1 EVENTS OF DEFAULT OTHER THAN BANKRUPTCY. INSOLVENCY OR REORGANIZATION PROCEEDINGS.

               If an Event of Default specified under Sections 9. 1.1 through
9.1.13 shall occur and be continuing, the obligation of the Banks and the Agent to make Loans or issue Letters of Credit, as the case may be, shall be suspended and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived and the Commitments shall then be terminated, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrower;

          9.2.2     BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

               If an Event of Default specified under Section 9. 1.14 [Involuntary Proceedings] or Section 9.1.15 [Voluntary Proceedings] shall occur, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

          9.2.3     SET-OFF

               If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10.13 [Equalization of Banks] and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

          9.2.4     SUITS, ACTIONS, PROCEEDINGS.

               If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

          9.2.5     APPLICATION OF PROCEEDS.

               From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof or the exercise of any other remedy by the Agent, shall be applied as follows:

                    (i) first, to reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization Upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

                    (ii) second, to the repayment of all Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                    (iii) the balance, if any, as required by Law.

          9.2.6     OTHER RIGHTS AND REMEDIES.

               In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

     9.3  NOTICE OF SALE.

     Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrower.

                         10. THE AGENT

     10.1 APPOINTMENT.

     Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

     10.2 DELEGATION OF DUTIES.

     The Agent may perform any of its duties hereunder by or through agents or employees (PROVIDED such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.5 [Reimbursement and Indemnification of Agent by the Borrower] and 10.6 [Exculpatory Provisions, Etc.], shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

     10.3 NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION.

     The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

     10.4 ACTIONS IN DISCRETION OF AGENT; INSTRUCTIONS FROM THE BANKS.

     The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, PROVIDED that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
10.6 [Exculpatory Provisions, Etc.]. Subject to the provisions of Section 10.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

     10.5 REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY THE BORROWER.

     The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel, appraisers and environmental consultants, incurred by the Agent
(i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof; (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and
(iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other
Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

     10.6 EXCULPATORY PROVISIONS; LIMITATION OF LIABILITY.

     Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties, (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

     10.7 REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY BANKS.

     Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

     10.8 RELIANCE BY AGENT.

     The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     10.9 NOTICE OF DEFAULT.

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

     10.10  NOTICES.

     The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

     10.11 BANKS IN THEIR INDIVIDUAL CAPACITIES.

     With respect to its Revolving Credit Commitment and the Revolving Credit Loans made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan
Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

     10.12  HOLDERS OF NOTES.

     The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     10.13  EQUALIZATION OF BANKS.

     The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 4.4.3 [Agent's and Bank's Rights], 5.4.2 [Replacement of a Bank] or 5.5 [Additional Compensation in Certain Circumstances]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, PROVIDED that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

     10.14  SUCCESSOR AGENT.

     The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 5.4.2 [Replacement of a Bank], in either case of(i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

     10.15  AGENT'S FEE.

     The Borrower shall pay to the Agent a nonrefundable fee (the "Agent's Fee") under the terms of a letter (the "Agent's Letter") between the Borrower and Agent, as amended from time to time.

     10.16  AVAILABILITY OF FUNDS.

     The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 10.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three (3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

     10.17 CALCULATIONS.

     In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

     10.18  BENEFICIARIES.

     Except as expressly provided herein, the provisions of this Section 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.


                         11.  MISCELLANEOUS

     11.1  MODIFICATIONS, AMENDMENTS OR WAIVERS.


     With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; PROVIDED, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

          11.1.1    INCREASE OF COMMITMENT; EXTENSION OR EXPIRATION DATE.

               Increase the amount of the Commitment of any Bank hereunder or extend the Expiration Date;


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

          11.1.2 EXTENSION OF PAYMENT; REDUCTION OF PRINCIPAL INTEREST OR FEES; MODIFICATION OF TERMS OF PAYMENT.

               Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

          11.1.3  RELEASE OF COLLATERAL OR GUARANTOR.

               Except for sales of assets permitted by Section 8.2.7 [Disposition of Assets or Subsidiaries], release any Collateral consisting of capital stock or other ownership interests of any Loan Party or its Subsidiary or substantially all of the assets of any Loan Party, or any Guarantor from its Obligations under the Guaranty Agreement; or

               11.1.4  MISCELLANEOUS

               Amend Section 5.2 [Pro Rata Treatment of Banks], 10.6 [Exculpatory Provisions, Etc.] or 10.13 [Equalization of Banks] or this Section 11.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

PROVIDED, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

     11.2 NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.

     No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights, remedies, powers and privileges of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     11.3 REIMBURSEMENT AND INDEMNIFICATION OF BANKS BY THE BORROWER; TAXES.

     The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Section 10.5 [Reimbursement and Indemnification of Agent by the Borrower]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel), incurred by such Bank (a) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (b) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. For the purposes of this
Section 11.3, all references to any Bank or the Banks shall be deemed to include Bank Of America National Trust and Savings Association, N.A. in its capacity as the Co-Agent and Bank Of America National Trust and Savings Association, N.A. in its capacity as the Co-Agent shall be afforded all of the rights given to any Bank in this Section.

     11.4 HOLIDAYS.

     Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the

Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

     11.5 FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

          11.5.1    NATIONAL FUNDING.

               Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, PROVIDED that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.5 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

          11.5.2    ACTUAL FUNDING.

               Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
11.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.5 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

     11.6 NOTICES.

     All notices, requests, demands, directions and other communications (as used in this Section 11.6, collectively referred to as "Notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on SCHEDULE 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any party to the others. All Notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered
Notice, when hand-delivered, (c) in the case of telephone, when telephoned, PROVIDED, however, that in order to be effective, telephonic Notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, certified or registered mail, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; PROVIDED, that Notices to the Agent shall not be effective until received. Any Bank giving any Notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such Notice.

     11.7 SEVERABILITY.

     The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     11.8 GOVERNING LAW.

     Each Letter of Credit and Section 2.10 [Letter of Credit Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

     11.9 PRIOR UNDERSTANDING.

     This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

     11.10     DURATION; SURVIVAL.

     All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the

Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan
Parties contained in Sections 8.1 [Affirmative Covenants], 8.2
[Negative Covenants] and 8.2.20 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Sections 10.5 [Reimbursement and Indemnification of Agent by the Borrower],
10.7 [Reimbursement and Indemnification of Agent by the Banks] and 11.3 [Reimbursement and Indemnification of Banks by the Borrower, Etc.], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

     11.11  SUCCESSORS AND ASSIGNS.

                    (i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, PROVIDED that (1) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Bank to an Affiliate of such Bank, and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts of Revolving Credit Commitments less than the lesser of $5,000,000 or the amount of the assigning Bank's Revolving Credit Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note to the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank shall pay (or cause to be paid by the assignee) to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.2.3 [Set-off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1 [Increase of Commitment, Etc.], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor], all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                    (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 11.17 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), PROVIDED that such assignees and participants agree to be bound by the provisions of Section
11.12 [Confidentiality].

                    (iii) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

     11.12     CONFIDENTIALITY.

          11.12.1   GENERAL.

               The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic, confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 11.11 or as provided in Section 11.12.2,
(iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

          11.12.2   SHARING INFORMATION WITH AFFILIATES OF THE BANKS.

               Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or affiliate of any Bank receiving such information shall be bound by the provisions of Section
11.12.1 as if it were a Bank hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

     11.13     COUNTERPARTS.

     This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

     11.14     AGENT'S OR BANK'S CONSENT.

     Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion (except when this Agreement or such other Loan Documents expressly provide that such consent may not be unreasonably withheld) and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

     11.15     EXCEPTIONS.

     The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

     11.16     CONSENT TO FORUM: WAIVER OF JURY TRIAL.

     EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON

LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

     11.17 TAX WITHHOLDING CLAUSE.

     Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent and the Borrower shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

     11.18     JOINDER OF GUARANTORS.

     Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as EXHIBIT 1.1(G)1 pursuant to which it shall join the Guaranty Agreement, this Agreement and the other Loan Documents as a Guarantor; (ii) documents in the forms described in Section 7.1 [First Loans and Letter of Credit] (including opinions of counsel) modified as appropriate to relate to such Subsidiary;
and (iii) documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all personal property held by such Subsidiary. The owners of the capital stock of such Subsidiary shall execute and deliver to the a Pledge Agreement (or joinder to the Pledge Agreement) and appropriate stock powers and certificates pledging such capital stock to the Agent for the benefit of the Banks. The Loan Parties and the Borrower shall deliver the foregoing documents to the Agent within five
(5) Business Days after such Subsidiary becomes a Subsidiary of the Borrower.

     IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


ATTEST:                         LONE STAR STEEL COMPANY

/s/ Ben S. Stiff                By: /s/ R.W. Arp
-------------------------          --------------------------------
Assistant Secretary             Title: Executive Vice President
                                      -----------------------------



                                PNC BANK, NATIONAL ASSOCIATION,
                                individually and as Agent



                                By: /s/ Lynn Koncz
                                   -------------------------------
                                Title: Vice President
                                -----------------------------


                                BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                ASSOCIATION, N.A., individually and as Co-Agent


                                By: /s/ June Courtney
                                    -------------------------------
                                Title: Vioe President
                                      -----------------------------


                                THE SANWA BANK,LTD.


                                By: /s/ Lawrence Murphy
                                    -------------------------------
                                Title: Senior Vice President
                                      -----------------------------


                                BNY FINANCIAL CORPORATION


                                By: /s/ Frank Imperato
                                    -------------------------------
                                Title: Vice President
                                      -----------------------------

                                GUARANTORS:

                                LONE STAR LOGISTICS, INC.

                                By: /s/ R.W. Arp
                                    -------------------------------
                                Title: Chief Financial Officer
                                      -----------------------------

                                T & N LONE STAR WAREHOUSE CO.


                                By: /s/ R.W. Arp
                                    -------------------------------
                                Title: Treasurer
                                      -----------------------------

                                TEXAS & NORTHERN RAILWAY COMPANY


                                By: /s/ R.W. Arp
                                    -------------------------------
                                Title: Treasurer
                                      -----------------------------